Exhibit 4.c(2)

EXECUTION VERSION

AMENDMENT NO. 2, dated as of June 20, 2023 (this “Agreement”), among AMDOCS LIMITED, an Island of Guernsey corporation (the “Company”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

RECITALS

Reference is made to the Third Amended and Restated Credit Agreement, dated as of March 19, 2021 (as heretofore amended, the “Credit Agreement”), among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

The Company, the Administrative Agent and the Lenders desire to amend the Credit Agreement to replace the LIBO Rate with the Adjusted Term SOFR and to adopt certain changes relating thereto, all as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (where applicable, as amended by this Agreement).

SECTION 2. Amendments. Effective as of the Amendment Effective Date (as defined below):

(a) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text or double-underlined text) as set forth in the pages attached as Exhibit A hereto; and

(b) Exhibit C (Form of Borrowing Request) to the Credit Agreement is hereby amended and restated in its entirety as set forth in the pages attached as Exhibit C hereto.

(c) Exhibit D (Form of Interest Election Request) to the Credit Agreement is hereby amended and restated in its entirety as set forth in the pages attached as Exhibit D hereto.

Notwithstanding anything to the contrary contained herein, (i) each LIBOR Loan outstanding on the Amendment Effective Date (each, an “Existing LIBOR Loan”) shall remain outstanding as such until the expiration of the Interest Period applicable to such Existing LIBOR Loan, in accordance with, and subject to all of the terms and conditions of, the Credit Agreement as in effect immediately prior to the effectiveness of this Agreement, and (ii) interest on each such Existing LIBOR Loan shall continue to accrue to, and shall be payable on, each Interest Payment Date applicable thereto until the Interest Period for such Existing LIBOR Loan ends, in each case in accordance with Section 2.12 of the Credit Agreement as in effect immediately prior to the effectiveness of this Amendment. From and after the Amendment Effective Date, (x) the Borrowers (or the Company on their behalf) shall not be permitted to request that any Lender fund, and no Lender shall fund, any LIBOR Loan, (y) no Existing LIBOR Loan may be continued as a LIBOR Loan and (z) each Existing LIBOR Loan may be converted to a Term SOFR Loan or an ABR Loan in accordance with the Credit Agreement as amended hereby.

SECTION 3. Representations and Warranties. The Company represents and warrants to the Lenders that the execution and delivery of this Agreement are within the Company’s corporate powers and have been duly authorized by all necessary corporate action on behalf of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. Effectiveness of the Agreement. This Agreement shall become effective as of the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of Company, the Administrative Agent, each Lender and each Issuing Bank and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Administrative Agent shall notify the Company and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Effect of this Agreement.

(a) From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof”, “this Agreement” or words of like import, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Agreement. This Agreement shall constitute a Credit Document for all purposes of the Credit Agreement and the other Credit Documents.

(b) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank or the Administrative Agent under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents.

(c) In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Credit Documents, the terms hereof shall control.

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SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 7. Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8. Execution. Delivery of an executed signature page of this Agreement by fax, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature”, “delivery” and words of like import shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9. Incorporation by Reference. The provisions of Sections 11.09(b), 11.09(c), 11.09(d), 11.09(e), 11.09(f) and 11.10 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, as if set forth in full herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.

AMDOCS LIMITED
by
/s/ Matthew E. Smith
Name: Matthew E. Smith
Title: Secretary

[Signature Page to Amdocs Limited Amendment No. 2]

JPMORGAN CHASE BANK, N.A., as the Administrative Agent, a Lender and an Issuing Bank
by
/s/ Ryan Zimmerman
Name: Ryan Zimmerman
Title: Executive Director

[Signature Page to Amdocs Limited Amendment No. 2]

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 19, 2021

OF AMDOCS LIMITED

HSBC UK BANK PLC, as Lender (with any Lender that is also an Issuing Bank also executing in its capacity as such):

by:
/s/ Gareth Thompson
Name: Gareth Thompson Title: Relationship Director

For any Lender requiring a second signature line:
by:

Name: Title:

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 19, 2021

OF AMDOCS LIMITED

Bank Leumi Le-Israel B.M, as Lender (with any Lender that is also an Issuing Bank also executing in its capacity as such):

by:
/s/ Noa Doani Joseph
Name: Noa Doani Joseph Title: Head of technology and industry branch

For any Lender requiring a second signature line:
by:
/s/ Moran Kaplan
Name: Moran Kaplan Title: Relationship Manager

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 19, 2021

OF AMDOCS LIMITED

MUFG Bank, Ltd., as Lender (with any Lender that is also an Issuing Bank also executing in its capacity as such):

by:
/s/ Lillian Kim
Name: Lillian Kim Title: Director

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 19, 2021

OF AMDOCS LIMITED

Royal Bank of Canada, as Lender (with any Lender that is also an Issuing Bank also executing in its capacity as such):

by:
/s/ Andra Bosneaga
Name: Andra Bosneaga Title: Director

For any Lender requiring a second signature line:
by:

Name: Title:

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 19, 2021

OF AMDOCS LIMITED

CITIBANK, N.A., as Lender (with any Lender that is also an Issuing Bank also executing in its capacity as such):

by:
/s/ Nurit Leiderman
Name: Nurit Leiderman Title: Managing Director

For any Lender requiring a second signature line:
by:

Name: Title:

SIGNATURE PAGE TO

AMENDMENT NO. 2 TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF MARCH 19, 2021

OF AMDOCS LIMITED

MORGAN STANLEY BANK N.A., as Lender (with any Lender that is also an Issuing Bank also executing in its capacity as such):

by:
/s/ Atu Koffie-Lart
Name: Atu Koffie-Lart Title: Authorized Signatory

Exhibit A

(Attached hereto)

EXHIBIT A

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of March 19, 2021,

among

AMDOCS LIMITED,

the BORROWING SUBSIDIARIES party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A. and

HSBC UK BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners

HSBC UK BANK PLC,

as Syndication Agent

and

ROYAL BANK OF CANADA,

BANK LEUMI LE-ISRAEL B.M. and

MUFG BANK, LTD.,

as Documentation Agents

[CS&M Ref. No. 6701-752]

TABLE OF CONTENTS

Page
ARTICLE I Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Classification of Loans and Borrowings	~~43~~49
SECTION 1.03. Terms Generally	~~43~~49
SECTION 1.04. Accounting Terms; GAAP	~~43~~49
SECTION 1.05. Currency Translation	~~44~~50
SECTION 1.06. Interest Rates; ~~LIBOR~~Benchmark Notification	~~45~~50
SECTION 1.07. Blocking Regulation	~~46~~52
SECTION 1.08. Divisions	~~46~~52

ARTICLE II The Credits

SECTION 2.01. Commitments	~~46~~52
SECTION 2.02. Loans and Borrowings	~~47~~53
SECTION 2.03. Requests for Borrowings	~~48~~54
SECTION 2.04. Letters of Credit	~~49~~55
SECTION 2.05. [Reserved]	~~55~~62
SECTION 2.06. Funding of Borrowings	~~55~~62
SECTION 2.07. Interest Elections	~~56~~63
SECTION 2.08. Termination, Reduction, Extension and Increase of Commitments	~~58~~65
SECTION 2.09. Repayment of Loans; Evidence of Debt	~~61~~67
SECTION 2.10. Prepayment of Loans	~~61~~68
SECTION 2.11. Fees	~~62~~69
SECTION 2.12. Interest	~~64~~70
SECTION 2.13. Alternate Rate of Interest; Illegality	~~66~~73
SECTION 2.14. Increased Costs	~~69~~78
SECTION 2.15. Break Funding Payments	80
SECTION 2.16. Taxes	81
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set‑offs	86
SECTION 2.18. Mitigation by Lenders; Replacement of Lenders; Mitigation by Borrowers	88
SECTION 2.19. Defaulting Lenders	~~80~~90
SECTION 2.20. Foreign Subsidiary Costs	~~82~~91
SECTION 2.21. Borrowing Subsidiaries	~~83~~92

i

ARTICLE III Representations and Warranties

SECTION 3.01. Organization; Powers	~~84~~94
SECTION 3.02. Authorization; Enforceability	94
SECTION 3.03. Governmental Approvals; No Conflicts	94
SECTION 3.04. Financial Condition; No Material Adverse Change	~~85~~94
SECTION 3.05. Properties	~~85~~95
SECTION 3.06. Litigation and Environmental Matters	95
SECTION 3.07. Compliance with Laws and Agreements	~~86~~95
SECTION 3.08. Investment Company Status	~~86~~96
SECTION 3.09. Taxes	~~86~~96
SECTION 3.10. Employee Benefit Plans	96
SECTION 3.11. Disclosure	96
SECTION 3.12. Anti-Corruption Laws and Sanctions	~~87~~96
SECTION 3.13. Affected Financial Institutions	~~87~~97
SECTION 3.14. Federal Reserve Regulations	~~87~~97

ARTICLE IV Conditions

SECTION 4.01. Effective Date	97
SECTION 4.02. Each Credit Event	~~89~~99
SECTION 4.03. Initial Credit Event for each Additional Borrowing Subsidiary	99

ARTICLE V Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information	~~90~~100
SECTION 5.02. Notices of Material Events	101
SECTION 5.03. Existence; Conduct of Business	~~92~~102
SECTION 5.04. Payment of Obligations	~~92~~102
SECTION 5.05. Maintenance of Properties; Insurance	102
SECTION 5.06. Books and Records; Inspection Rights	102
SECTION 5.07. Compliance with Laws	~~93~~102
SECTION 5.08. Use of Proceeds	~~93~~103
SECTION 5.09. Compliance with Swiss Withholding Tax Rules	103

ARTICLE VI Negative Covenants

SECTION 6.01. Subsidiary Indebtedness	~~94~~104
SECTION 6.02. Liens	~~95~~105
SECTION 6.03. Sale and Lease Back Transactions	~~96~~106
SECTION 6.04. Fundamental Changes	106
SECTION 6.05. Restrictive Agreements	107
SECTION 6.06. Interest Coverage Ratio	~~98~~108
SECTION 6.07. Consolidated Total Debt to Consolidated EBITDA Ratio	~~98~~108

ARTICLE VII Events of Default

ARTICLE VIII The Administrative Agent

SECTION 8.01. Authorization and Action; Reliance; Limitation of Liability	~~101~~111
SECTION 8.02. Posting of Communications	~~105~~115
SECTION 8.03. The Administrative Agent Individually	~~106~~116
SECTION 8.04. Successor Administrative Agent	~~106~~116
SECTION 8.05. Acknowledgment of Lenders and Issuing Banks	~~107~~117
SECTION 8.06. Certain ERISA Matters	~~109~~120
SECTION 8.07. Miscellaneous	~~110~~121

ARTICLE IX Collection Allocation Mechanism

ARTICLE X Guarantee

ARTICLE XI Miscellaneous

SECTION 11.01. Notices	~~113~~124
SECTION 11.02. Waivers; Amendments	125
SECTION 11.03. Expenses; Indemnity; Limitation of Liability	127
SECTION 11.04. Successors and Assigns	~~119~~129
SECTION 11.05. Survival	~~124~~135
SECTION 11.06. Counterparts; Integration; Effectiveness; Electronic Execution	~~125~~136

SECTION 11.07. Severability	~~126~~137
SECTION 11.08. Right of Setoff	137
SECTION 11.09. Governing Law; Jurisdiction; Consent to Service of Process	~~127~~137
SECTION 11.10. WAIVER OF JURY TRIAL	~~128~~138
SECTION 11.11. Headings	~~128~~139
SECTION 11.12. Confidentiality	~~128~~139
SECTION 11.13. Interest Rate Limitation	~~129~~140
SECTION 11.14. Certain Notice	140
SECTION 11.15. Non-Public Information	140
SECTION 11.16. No Fiduciary Duty	~~130~~141
SECTION 11.17. Senior Indebtedness	~~130~~141
SECTION 11.18. Conversion of Currencies	~~131~~141
SECTION 11.19. Waiver	~~131~~142
SECTION 11.20. Amendment and Restatement	~~131~~142
SECTION 11.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~132~~143

Schedules
Schedule 1.01	Existing Letters of Credit
Schedule 2.01	Commitments
Schedule 2.04	LC Commitments
Schedule 6.01	Indebtedness
Schedule 6.02	Certain Liens
Schedule 6.05	Restrictive Agreements

Exhibits
Exhibit A	Form of Assignment and Assumption
Exhibit B-1	Form of Borrower Joinder Agreement
Exhibit B‑2	Form of Borrower Termination Agreement
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Maturity Date Extension Request
Exhibit F-1	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-2	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-3	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit F-4	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 19, 2021 (this “Agreement”), among AMDOCS LIMITED, an Island of Guernsey corporation (the “Company”); the BORROWING SUBSIDIARIES from time to time party hereto; the LENDERS from time to time party hereto; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Company, the several banks and other financial institutions party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, are parties to a Second Amended and Restated Credit Agreement dated as of December 11, 2017 (the “Existing Credit Agreement”).

WHEREAS, on the Effective Date, the Existing Credit Agreement is being amended and restated to be in the form of this Agreement.

WHEREAS, the Lenders have indicated their willingness to lend and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration for the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.
Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accession Agreement” has the meaning set forth in Section 2.08(d).

“Adjusted Daily Simple ~~SONIA~~SOFR” means~~, with respect to any Borrowing denominated in Sterling,~~ an interest rate per annum equal to (a) the Daily Simple ~~SONIA~~SOFR plus (b) ~~0.0326~~0.10%; provided that if the Adjusted Daily Simple ~~SONIA~~SOFR as so determined would be less than zero, ~~such rate~~then the Adjusted Daily Simple SOFR shall be deemed to be equal to zero for all purposes of this Agreement.

“Adjusted ~~LIBO Rate~~Term SOFR” means, with respect to any ~~LIBOR~~Term SOFR Borrowing for any Interest Period, an interest rate per annum ~~(rounded to the nearest 1/100th of 1% (with 0.005% being rounded up))~~ equal to ~~the product of~~ (a) the ~~LIBO Rate for US Dollars~~Term SOFR for such Interest Period ~~multiplied by~~plus (b) ~~the Statutory Reserve Rate~~0.10% per annum; provided that if the Adjusted Term SOFR as so determined would be less than zero, then the Adjusted Term SOFR shall be deemed to be equal to zero for all purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, or any successor appointed in accordance with Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. (including J.P. Morgan AG, J.P. Morgan Europe Limited and JPMorgan Chase Bank, N.A., Toronto Branch) that it shall have designated for the purpose of performing any of its obligations hereunder or under the other Credit Documents in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreed Currencies” means US Dollars and each Foreign Currency.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted ~~LIBO Rate on~~Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) ~~for a deposit in US Dollars with a maturity of one month~~ plus 1% per annum. For purposes of clause (c) above, the Adjusted ~~LIBO Rate~~Term SOFR on any day shall be based on the ~~rate set forth in clause (a) of the definition of “Screen Rate” (or, if such rate is not available for such one-month maturity but is available for periods both longer and shorter than such period, the Interpolated Screen Rate)~~Term SOFR Reference Rate at approximately ~~11:00~~5:00 a.m., ~~London~~Chicago time, on such day ~~for deposits in US Dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero~~(or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate, as the case may be~~Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof (for the avoidance of doubt, only until ~~any~~the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.13(b)), then ~~for purposes of~~the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the ~~Adjusted LIBO Rate~~foregoing, if the Alternate Base Rate determined as set forth above would be less than 1% per annum, such rate shall be deemed to be ~~zero~~1% per annum for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.

“Applicable Parties” has the meaning set forth in Section 8.02(c).

“Applicable Rate” means, for any day, with respect to any ABR Loan, ~~LIBOR~~Term Benchmark Loan, ~~SONIA~~RFR Loan~~, EURIBOR Loan, CDOR Loan~~ or Canadian Prime Rate Loan or the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below based upon the Ratings by S&P and Moody’s applicable on such date:

Category	Ratings (S&P/Moody’s)	Facility Fee Rate	~~LIBOR/SONIA/ EURIBOR/ CDOR~~ Term Benchmark/RFR Spread	ABR/Canadian Prime Rate Spread
Category 1	A-/A3 or higher	0.100%	0.900%	0.000%
Category 2	BBB+/Baa1	0.125%	1.000%	0.000%
Category 3	BBB/Baa2	0.150%	1.100%	0.100%
Category 4	BBB-/Baa3	0.200%	1.175%	0.175%
Category 5	BB+/Ba1 or lower	0.250%	1.375%	0.375%

For purposes of the foregoing, (i) if the Ratings established by Moody’s and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that in which the higher of the two Ratings falls; (ii) if only one of Moody’s and S&P shall have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based on the single available Rating; (iii) if neither Moody’s nor S&P shall have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be determined by reference to Category 5; and (iv) if the Rating established by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of Ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating of the other rating agency (or, if the circumstances referred to in this sentence shall affect both rating agencies, the Rating or Ratings most recently in effect prior to such changes or cessations).

“Approved Fund” means any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A. and HSBC UK Bank plc, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities established hereunder.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale-Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale-Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (a) the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (b) the Attributable Debt determined assuming no such termination.

“Authorized Agent” has the meaning set forth in Section 11.09(d).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark~~, as applicable~~ for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of the term “Interest Period” pursuant Section 2.13(b)(~~v~~iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has consented to, approved or acquiesced in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any obligations of such Person under this Agreement.

“Basket Amount” means, at any time, the greater of (a) US$500,000,000 and (b) 15% of Consolidated Tangible Assets at the end of the most recent Test Period.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, a Term ESTR Transition Event or an Early Opt-in Election, as applicable,~~ and ~~its~~the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b~~)(i) or 2.13(b)(ii~~).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in ~~Canadian Dollars~~a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (~~3~~2) below:

(1~~)~~

~~(A~~) in the case of any Loan denominated in US Dollars, the ~~sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment,~~

~~(B) in the case of any Loan denominated in Sterling, the sum of (a) Daily Simple SONIA and (b) the related Benchmark Replacement Adjustment or~~

~~(C) in the case of any Loan denominated in Euros, the sum of (a) Term ESTR and (b) the related Benchmark Replacement Adjustment;~~

~~(2)~~

~~(A) in the case of any Loan denominated in US Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment,~~

~~(B) [reserved],~~

~~(C) in the case of any Loan denominated in Euros, the sum of (a) Daily Simple ESTR and (b) the related Benchmark Replacement Adjustment,~~Adjusted Daily Simple SOFR; and

(~~D) [reserved];~~

~~(3~~2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~

~~provided that, in the case of clause (1)(A) or (1)(C), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, (x) with respect to a Loan denominated in US Dollars, notwithstanding anything to the contrary in this Agreement or in any other Credit Document, upon the occurrence of a Term SOFR Transition Event and the delivery of a Term SOFR Notice, on the applicable Benchmark~~

~~Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1)(A) of this definition (subject to the first proviso above) and (y) with respect to a Loan denominated in Euro, notwithstanding anything to the contrary in this Agreement or in any other Credit Document, upon the occurrence of a Term ESTR Transition Event and the delivery of a Term ESTR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term ESTR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1)(C) of this definition (subject to the first proviso above)~~.

If the Benchmark Replacement as determined pursuant to clause (1~~), (2~~) or (~~3~~2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement”~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time~~;~~

~~provided that,~~ in the ~~case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion~~United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Foreign Currency Overnight Rate”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion (in consultation with the Company) may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~ and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark ~~Replacement~~ exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the ~~earliest~~earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~ in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(3) in the case of a Term SOFR Transition Event or a Term ESTR Transition Event, as applicable, the date that is 30 days after the date a Term SOFR Notice or a Term ESTR Notice, as applicable, is provided to the Lenders and the Company pursuant to Section 2.13(b)(ii); or~~

~~(4) in the case of an Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.13(b) and (~~y~~b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.13(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

~~“Board” means the Board of Governors of the Federal Reserve System of the United States of America.~~

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrower Joinder Agreement” means a Borrower Joinder Agreement substantially in the form of Exhibit B-1.

“Borrower Termination Agreement” means a Borrower Termination Agreement, substantially in the form of Exhibit B-2.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and to the same Borrower and, in the case of ~~LIBOR Loans, EURIBOR Loans or CDOR~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$3,000,000, (b) in the case of a Borrowing denominated in Sterling, £2,000,000, (c) in the case of a Borrowing denominated in Euros, €3,000,000 and (d) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$3,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Sterling, £1,000,000, (c) in the case of a Borrowing denominated in Euros, €1,000,000 and (d) in the case of a Borrowing denominated in Canadian Dollars, Cdn.$1,000,000.

“Borrowing Request” means a request by the applicable Borrower for a Borrowing in accordance with Section 2.03, which shall be in the form of Exhibit C or any other form approved by the Administrative Agent.

“Borrowing Subsidiary” means (a) European Software Marketing Limited, a Guernsey limited company, and (b) any other Subsidiary that has become a Borrowing Subsidiary after the date hereof as provided in Section 2.21; provided that any Subsidiary referred to in the preceding clauses (a) and (b) may cease to be a Borrowing Subsidiary as provided in Section 2.21.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are not open for business in New York City ~~or London are authorized or required by law to remain closed~~; provided that (a) when used in connection with a ~~LIBOR~~Term SOFR Loan or any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loans, or any other dealings in respect of any Loans referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in US Dollar deposits in the London interbank market~~that is not a U.S. Government Securities Business Day, (b) when used in connection with ~~a SONIA~~an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Loans, or any other dealings in the applicable Agreed Currency of such RFR Loan, the term “Business Day” shall also exclude any day ~~on which banks are not open for business in London~~that is not an RFR Business Day, (c) when used in connection with ~~a EURIBOR Loan~~Loans denominated in Euros or in connection with the calculation or computation of EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET ~~Operating~~ Day~~,~~ and (d) when used in connection with ~~a~~ Loans denominated in Canadian Dollars or in connection with the calculation or computation of CDO Rate or the Canadian Prime Rate ~~Loan or a CDOR Loan~~, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto ~~and (e) when used in connection with a Loan to any Borrower organized in a jurisdiction other than the United States of America, the United Kingdom or Canada, the term “Business Day” shall also exclude any day on which commercial banks in the jurisdiction of organization of such Borrower are authorized or required by law to remain closed~~.

“CAM” means the mechanism for the allocation and exchange of interests in the Tranches and the collections thereunder established under Article IX.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article IX.

“CAM Exchange Date” means the date on which any event referred to in clause (h) or (i) of Article VII shall occur with respect to the Company.

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the US Dollar Equivalents (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange and (b) the denominator shall be the sum of the US Dollar Equivalents (as so determined) of the Designated Obligations owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange.

“Canadian Borrowing Subsidiary” means any Borrowing Subsidiary that is a Canadian Subsidiary.

“Canadian Dollars” or “Cdn.$” means the lawful money of Canada.

“Canadian Prime Rate” means, for any day, the rate of interest per annum equal to the greater of (a) the PRIMCAN Index rate that appears on the Bloomberg screen (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m., Toronto time, on such day and (b) the interest rate per annum equal to the sum of (i) the ~~CDO Rate~~average rate for 30 day Canadian Dollar bankers’ acceptances that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion) at 10:15 a.m., Toronto time, on such day (or, if such day is not a Business Day, the immediately preceding Business Day) ~~for a deposit in Canadian Dollars with a maturity of 30 days~~ and (ii) 1.00% per annum. ~~For purposes of clause (b) above, the CDO Rate on any day shall be based on the Screen Rate at approximately 10:15 a.m., Toronto time, on such day for deposits in Canadian Dollars with a maturity of 30 days (or, in the event the Screen Rate for deposits in Canadian Dollars is not available for such maturity of 30 days, shall be based on the Interpolated Screen Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero.~~ Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or ~~the CDO Rate~~such average rate shall be effective from and including the effective date of such change in the PRIMCAN Index or ~~the CDO Rate, as the case may be. If, after giving effect to the immediately preceding sentence, the rate referred to in~~such average rate, respectively. If the Canadian Prime Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof (for the avoidance of doubt, only until the Benchmark Replacement with respect to CDO Rate has been determined pursuant to Section 2.13(b)), then the Canadian Prime Rate shall be clause (~~b)(i~~a) above ~~may not be determined, then for purposes of clause (b)(i) above~~and shall be determined without reference to clause (b) above. Notwithstanding the foregoing, if the Canadian Prime Rate determined as set forth above would be less than 1% per annum, such rate shall be deemed to be ~~zero~~1% per annum for purposes of this Agreement.

“Canadian Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, subject to Section 1.04.

“~~CDO Rate~~CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any ~~CDOR~~CBR Loan ~~for~~at any ~~Interest Period~~time, the Applicable Rate that would be applicable ~~Screen Rate as of the Specified Time on the Quotation Day~~at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“CDO Rate” means, with respect to any CDOR Borrowing for any Interest Period, the CDO Screen Rate as of 10:15 a.m., Toronto time, on the first day of such Interest Period.

“CDO Screen Rate” means, for any Interest Period, a rate per annum equal to the average rate for Canadian Dollar bankers’ acceptances with a term equal to such Interest Period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the CDO Screen Rate as so determined would be less than zero, then the CDO Screen Rate shall be deemed to be zero for all purposes of this Agreement; provided further that if the CDO Screen Rate shall not be available for a particular Interest Period but shall be available for maturities both longer and shorter than such Interest Period, then the CDO Screen Rate for such Interest Period shall be the Interpolated Screen Rate.

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDO Rate.

“Central Bank Rate” means, for any day, the greater of (a) (i) for any Loan denominated in (A) Sterling, the Bank of England’s (or any successor’s thereto) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (B) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such average, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period and (b) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such average, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the Relevant Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.

“Change in Control” means:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;

(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed or approved for consideration by shareholders for election by directors so nominated;

(c) the acquisition of direct or indirect Control of the Company by any Person or group; or

(d) the acquisition of any Equity Interests (other than directors’ or other qualifying shares) of any Borrowing Subsidiary by any Person other than the Company or a Subsidiary.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the administration, interpretation implementation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender or Issuing Bank (or by any lending office of such Lender or Issuing

Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or other financial regulatory authorities, in each case pursuant to Basel III, CRD IV or CRD V, shall in each case be deemed to be a “Change in Law”, whether enacted, adopted, promulgated or issued before or after the date of this Agreement.

“Claims” has the meaning set forth in Section 2.17(c).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans, Tranche B Loans or Tranche C Loans, (b) any Commitment, refers to whether such Commitment is a Tranche A Commitment, a Tranche B Commitment or a Tranche C Commitment or (c) any Lender, refers to whether such Lender is a Tranche A Lender, Tranche B Lender or Tranche C Lender.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitments” means the Tranche A Commitments, the Tranche B Commitments and the Tranche C Commitments. The aggregate amount of the Commitments as of the Effective Date is US$500,000,000.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Credit Document or the transactions contemplated therein that is distributed by or to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.02 or Section 11.01, including through the Platform.

“Company” has the meaning set forth in the preamble.

“Consenting Lender” has the meaning set forth in Section 2.08(e).

“Consolidated Assets” means, at any time, the aggregate amount of assets (less applicable accumulated depreciation and amortization and other reserves and other properly deductible items) of the Company and the Subsidiaries, determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period of four consecutive fiscal quarters, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax (including, without duplication, any withholding or similar tax) expense for such period, (iii) any foreign exchange losses and short-term investment losses for such period, (iv) all amounts attributable to depreciation and amortization for such period, (v) noncash equity-based compensation expense for such period, (vi) fees and expenses incurred in connection with this Agreement, (vii) fees and expenses incurred in connection with the issuance of any Indebtedness or equity or in connection with any acquisition, disposition or investment permitted under this Agreement, (viii) any extraordinary charges for such period, (ix) any unusual or nonrecurring noncash charges for such period (including, without limitation, any such charges resulting from fair value adjustments of contingent consideration or from discontinued operations) and (x) other unusual or nonrecurring cash charges (including, without limitation, any such charges resulting from discontinued operations), provided that the aggregate amount added back pursuant to clauses (vii) and (x) above for any period may not exceed 5.0% of Consolidated EBITDA for such period (calculated before giving effect to any addbacks under such clauses); and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) any foreign exchange gains and short-term investment gains for such period, (ii) any extraordinary gains or items of income, (iii) any unusual or nonrecurring gains for such period (including, without limitation, any such gains resulting from fair value adjustments of contingent consideration or from discontinued operations) and (iv) any cash payments made during such period in respect of items added back pursuant to clause (v) or (ix) in any earlier period, all determined on a consolidated basis in accordance with GAAP. If the Company or any Subsidiary shall have made a Material Acquisition or a Material Disposition, Consolidated EBITDA for the quarter in which such event occurs and the three preceding quarters shall be calculated giving pro forma effect thereto, to any related incurrence or repayment of Indebtedness and to such other pro forma adjustments as are permitted under Regulation S-X of the SEC with respect to such Material Acquisition or Material Disposition as if they had occurred on the first day of the earliest of such quarters, provided that, solely for purposes of any such pro forma calculation in respect of a Material Acquisition, nonrecurring cash charges related to the acquired Equity Interests, assets, division, or operating unit in any of such four preceding quarters shall be added, without duplication, to Consolidated EBITDA for the applicable quarters, provided that the aggregate amount of any such additions in respect of any Material Acquisition shall not exceed 10% of Consolidated EBITDA for such four preceding quarters (before giving effect to such pro forma calculation).

“Consolidated Interest Expense” means, for any fiscal period, the aggregate of all interest expense of the Company and the Consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP, plus the aggregate yield (expressed as a dollar amount) obtained by the purchasers under any Securitization Transactions on their investments in accounts receivable of the Company and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Securitization Transactions. If the Company or any Subsidiary shall have made a Material Acquisition or a Material Disposition, Consolidated Interest Expense for the quarter in which such event occurs and the three preceding quarters shall be calculated giving pro forma effect thereto, to any related incurrence or repayment of Indebtedness and to such other pro forma adjustments as are permitted under Regulation S-X of the SEC with respect to such Material Acquisition or Material Disposition as if they had occurred on the first day of the earliest of such quarters.

“Consolidated Net Income” means, for any fiscal period, the net income of the Company and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiary” means any Subsidiary that should be consolidated with the Company for financial reporting purposes in accordance with GAAP.

“Consolidated Tangible Assets” means, at any time, the aggregate amount of assets (less applicable accumulated depreciation and amortization and other reserves and other properly deductible items) of the Company and the Subsidiaries, minus all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets of the Company and the Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, at any date, all Indebtedness of the Company and the Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP (but excluding Indebtedness of the Company or any Subsidiary as an account party in respect of letters of credit backing trade payables and other obligations that do not constitute Indebtedness).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“CRD IV” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“CRD V” means Regulation (EU) No 876/2019 of the European Parliament and of the Council of 20 May 2019 as regards the leverage ratio, the net stable funding ratio, requirements for own funds and eligible liabilities, counterparty credit risk, market risk, exposures to central counterparties, exposures to collective investment undertakings, large exposures, reporting and disclosure requirements and Regulation (EU) No 648/2012; and Directive 2019/878/EU of the European Parliament and of the Council of 20 May 2019 as regards exempted entities, financial holding companies, mixed financial holding companies, remuneration, supervisory measures and powers and capital conservation measures.

“Credit Documents” means this Agreement, each Borrower Joinder Agreement, each Borrower Termination Agreement, any written notice delivered pursuant to Section 2.08(d) and any promissory note issued hereunder.

“Daily Simple ~~ESTR” means, for any day, ESTR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple ESTR” for business loans or conventions that are otherwise used in the United States syndicated lending market for syndicated loans denominated in Euros; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided that, if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion~~RFR” means, for any day, (a) with respect to any Loan denominated in Sterling, the Daily Simple SONIA for such day and (b) with respect to any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, the “SOFR Determination Date”) that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”) ~~with respect to any Loan denominated in Sterling, an interest~~, a rate per annum equal to the greater of (a) SONIA for the day that is five ~~SONIA~~RFR Business Days prior to (~~a~~i) if such SONIA Interest Day is ~~a SONIA~~an RFR Business Day, such SONIA Interest Day or (~~b~~ii) if such SONIA Interest Day is not ~~a SONIA~~an RFR Business Day, the ~~SONIA~~RFR Business Day immediately preceding such SONIA Interest Day and (b) zero. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to any Borrower.

“Declining Lender” has the meaning set forth in Section 2.08(e).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or (iii) to pay to the Administrative Agent, any Issuing Bank or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Company or the Administrative Agent, any Issuing Bank or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or an Issuing Bank made in good faith to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or such Issuing Bank’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or Bail-In Action.

“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Loans, (b) unreimbursed LC Disbursements and interest thereon and (c) all facility fees and Letter of Credit participation fees.

“Documentation Agent” means Royal Bank of Canada, Bank Leumi Le-Israel B.M. and MUFG Bank, Ltd.~~.~~

~~“Early Opt-in Election” means, with respect to any Agreed Currency, the occurrence of:~~

~~(1) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that syndicated credit facilities denominated in the applicable Agreed Currency being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate, and~~

~~(2) the joint election by the Administrative Agent and the Company to declare that an Early Opt-in Election for such Agreed Currency has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders.~~

“Ecuador Litigation” means the litigation pending on the date hereof against Amdocs Development Limited and Amdocs Ecuador S.A. seeking damages for alleged breaches of contracts as outlined in the letter of Coronel and Perez, Ecuadorian counsel for such Subsidiaries, heretofore made available to the Lenders.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 11.02), which date is acknowledged to be March 19, 2021.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) any Lender, (b) any Affiliate of any Lender, (c) any Approved Fund and (d) any other Person, other than, in each case, (i) the Company (or any of its Subsidiaries or other Affiliates), (ii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (iii) a Defaulting Lender, an Affiliate of a Defaulting Lender or a Person that would be a Defaulting Lender upon effectiveness of the applicable assignment.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any hazardous or toxic material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement with any Governmental Authority pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived); (b) a failure by any Plan to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each instance whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the occurrence of a material, non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to which the Company or any ERISA Affiliate is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party of interest” (within the meaning of Section 406 of ERISA) or could otherwise be liable; or (j) any Foreign Benefit Event.

~~“ESTR” means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate for such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.~~

~~“ESTR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).~~

~~“ESTR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.~~

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Borrowing for any Interest Period, the ~~applicable Screen Rate as of the Specified Time on the Quotation Day~~EURIBO Screen Rate as of 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means, for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for such Interest Period, as set forth (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the EURIBO Screen Rate as so determined would be less than zero, then the EURIBO Screen Rate shall be deemed to be zero for all purposes of this Agreement; provided further that if the EURIBO Screen Rate shall not be available for a particular Interest Period but shall be available for maturities both longer and shorter than such Interest Period, then the EURIBO Screen Rate for such Interest Period shall be the Interpolated Screen Rate.

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.

“Euro” means the single currency adopted by participating member states of the European Communities in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of any other currency, the rate at which such other currency may be exchanged into US Dollars on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent or the applicable Issuing Bank, as applicable) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such times as shall be selected by the Administrative Agent or the applicable Issuing Bank, as applicable).

“Exchange Rate Date” means (a) with respect to any Loan denominated in any ~~currency other than US Dollars, other than~~Foreign Currency, (i) in the case of any ~~SONIA~~Term Benchmark Loan, the date of the borrowing of, or conversion to, such Loan and the date of each continuation of such Loan and (ii) in the case of any RFR Loan or any Canadian Prime Rate Loan, ~~each of (i)~~ the date of the ~~commencement of the initial Interest Period therefor~~borrowing of, or conversion to, such Loan and ~~(ii) the~~each date ~~of the commencement of each subsequent Interest Period therefor, (b) with respect to any SONIA Loan or any Canadian Prime Rate Loan, each of (i) the date on which such Loan is made and (ii)~~that is on the numerically corresponding day in each calendar month that is one month after the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last ~~Business Day~~day of ~~each subsequent calendar quarter~~such month), (~~c~~b) with respect to any Letter of Credit denominated in any ~~currency other than US Dollars~~Foreign Currency, each of (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month commencing after the date of issuance of such Letter of Credit and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the amount thereof and (~~d~~c) if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its discretion.

“Excluded Taxes” means (a) with respect to any Lender, (i) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such Lender is organized or resident for tax purposes, in which its principal office is located or in which its applicable lending office is located, (ii) any branch profits taxes imposed by the United States of America or any political subdivision thereof or any similar tax imposed by any other jurisdiction described in clause (a)(i) above and (iii) any withholding tax that is attributable to the failure of such Lender to comply with Section 2.16(e); (b) with respect to any Tranche A Lender (other than a Lender that becomes or acquires any interests of a Tranche A Lender through an assignment under Section 2.18(b) or by operation of the CAM or through a purchase of participations under Section 2.17(c)), any withholding tax that is imposed on amounts payable by a Tranche A Borrower organized, resident for tax purposes or having substantial business operations in Guernsey, the United States of America, the United Kingdom, Ireland, Denmark or Cyprus or any political subdivision of any thereof by any taxation authority of such jurisdiction on amounts payable from locations within such jurisdiction to such Lender’s Tranche A Lending Office designated for Tranche A Borrowers organized, resident for tax purposes or having substantial business operations in such jurisdiction, to the extent such tax is in effect and applicable (assuming the taking by such Borrower of all actions required in order for available exemptions from such tax to be effective) at the time such Lender becomes a party to this Agreement (or designates a new Tranche A Lending Office for Tranche A Borrowers organized, resident for tax purposes or having substantial business operations in such jurisdiction), except to the extent that (i) such Lender was entitled, at the time of designation of a new lending office, to receive additional amounts with respect to such withholding tax pursuant to Section 2.16 or (ii) such Lender became a party to this Agreement pursuant to an assignment by a Lender that was entitled, at the time of the assignment, to receive additional amounts with respect to such withholding tax pursuant to Section 2.16; (c) with respect to any Tranche B Lender (other than a Lender that becomes or acquires any interests of a Tranche B Lender through an assignment under Section 2.18(b) or by operation of the CAM or through a purchase of participations under Section 2.17(c)), any withholding tax that is imposed on amounts payable by a Tranche B Borrower organized, resident for tax purposes or having substantial business operations in Guernsey, the United States of America, the United Kingdom, Ireland, Denmark or Cyprus or any political subdivision of any thereof by any taxation authority of such jurisdiction on amounts payable from locations within such jurisdiction to such Lender’s Tranche B Lending Office designated for Tranche B Borrowers organized, resident for tax purposes or having substantial business operations in such jurisdiction, to the extent such tax is in effect and applicable (assuming the taking by such Borrower of all actions required in order for available exemptions from such tax to be effective) at the time such Lender becomes a party to this Agreement (or designates a new Tranche B Lending Office for Tranche B Borrowers organized, resident for tax purposes or having substantial business operations in such jurisdiction), except to the extent that (i) such Lender was entitled, at the time of designation of a new lending office, to receive additional amounts with respect to such withholding tax pursuant to Section 2.16 or (ii) such Lender became a party to this Agreement pursuant to an assignment by a Lender that was entitled, at the time of the assignment, to receive additional amounts with respect to such withholding tax pursuant to Section 2.16; (d) with respect to any Tranche A Lender and Tranche B Lender in connection with Switzerland and Swiss Withholding Tax only, any Swiss Withholding Tax that is imposed on amounts payable by a Swiss Borrowing Subsidiary to such Lender’s applicable Tranche A Lending Office or Tranche B Lending Office, to the extent such Swiss Withholding Tax is imposed as a direct result of (A) a breach by such Lender (but not by any other Lender) under Section 2.16(h), (B) an assignment by such Lender (but not by any other Lender) without the consent of such Swiss Borrowing Subsidiary in breach of the requirements of Section 11.04(k) or a sale by such Lender (but not by any other Lender) of a participation or a sub-participation, or any other transfer to, a Swiss Non-Qualifying Bank without the consent of such Swiss Borrowing Subsidiary in breach of the requirements of Section 11.04(k) or (C) such Lender having lost its status as a Swiss Qualifying Bank (other than as a result of any Change in Law), provided that this clause (d) shall cease to apply after the occurrence and during the continuance of an Event of Default; (e) with respect to any Tranche C Lender (other than a Lender that becomes or acquires any interests of a Tranche C Lender through an assignment under Section 2.18(b) or by operation of the CAM or through a purchase of participations under Section 2.17(c)), any withholding tax that is imposed on amounts payable by a Tranche C Borrower organized, resident for tax purposes or having substantial business operations in the United States of America or any political subdivision thereof by any taxation authority of such jurisdiction on amounts payable from locations within such jurisdiction to such Lender’s Tranche C Lending Office, to the extent such tax is in effect and applicable (assuming the taking by such Borrower of all actions required in order for available exemptions from such tax to be effective) at the time such Lender becomes a party to this Agreement (or designates a new Tranche C Lending Office for Tranche C Borrowers organized, resident for tax purposes or having substantial business operations in such jurisdiction) except to the extent that (i) such Lender was entitled, at the time of designation of a new lending office, to receive additional amounts with respect to such withholding tax pursuant to Section 2.16 or (ii) such Lender became a party to this Agreement pursuant to an assignment by a Lender that was entitled, at the time of the assignment, to receive additional amounts with respect to such withholding tax pursuant to Section 2.16; and (f) any US federal withholding Taxes imposed under FATCA. For purposes of this definition, any reference to “jurisdiction” shall include all political subdivisions of such jurisdiction. It is understood and agreed that, as to any Tranche A Lender or Tranche B Lender, the status of any Swiss Withholding Tax as an Excluded Tax shall not affect the rights of such Lender under Section 2.12(j) except to the extent provided in Section 2.12(k).

“Existing Credit Agreement” has the meaning set forth in the recitals hereto.

“Existing Letter of Credit” means each letter of credit previously issued for the account of any Borrower under the Existing Credit Agreement that (a) is outstanding on the Effective Date and (b) is listed on Schedule 1.01.

“Existing Maturity Date” has the meaning set forth in Section 2.08(e).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

~~“FCA” has the meaning set forth in Section 1.06.~~

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means (a) with respect to the Company, the chief financial officer, principal accounting officer, vice president of finance, treasurer, controller, assistant treasurer or director of treasury of the Company and (b) with respect to any Borrowing Subsidiary, the chief financial officer, principal accounting officer, treasurer, controller, assistant treasurer or director of treasury of such Borrowing Subsidiary.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~LIBO Rate~~Adjusted Term SOFR, the Adjusted Daily Simple SOFR, the Daily Simple SONIA, the EURIBO Rate or the CDO Rate, as applicable.

“Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority; (b) the failure to make any material required contributions or payments under any applicable law, on or before the due date for such contributions or payments; (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan; (d) the incurrence of any liability by the Company or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein the incurrence of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Company or any Subsidiary, or the imposition on the Company or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case, individually or in the aggregate, which could reasonably be expected to result in a Material Adverse Effect.

“Foreign Currency” means Euro, Sterling and Canadian Dollars.

“Foreign Currency Overnight Rate” means, for any day, with respect to any currency, (a) if such currency is Sterling, a rate per annum equal to the ~~Adjusted~~ Daily Simple SONIA, and (b) if the rate referred to above is not available for Sterling, or if such currency is another currency, a rate per annum at which overnight deposits in such currency would be offered on such day in the principal interbank market for such currency, as such rate is determined by the Administrative Agent or the applicable Issuing Bank, as applicable, by such means as the Administrative Agent or such Issuing Bank, as the case may be, shall determine to be reasonable; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Foreign Pension Plan” means any benefit plan that, under the applicable law of any jurisdiction other than the United States, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness guaranteed thereby (or, in the case of any Guarantee the terms of which limit the monetary exposure of the guarantor, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined pursuant to such terms)).

“Guernsey Borrowing Subsidiary” means any Borrowing Subsidiary that is a Guernsey Subsidiary.

“Guernsey Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Guernsey or any political subdivision thereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement. The obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging Agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“HMRC” means HM Revenue & Customs.

“Immaterial Subsidiaries” means Subsidiaries that individually account for less than 5%, and in the aggregate account for less than 10%, of both (a) the Consolidated Assets (excluding intercompany receivables and payables) and (b) the consolidated revenues (excluding intercompany revenues) of the Company and the Subsidiaries, in each case as of the end of and for the most recent Test Period. For purposes of this definition, the assets and revenues of any Subsidiary shall include the assets and revenues of its own subsidiaries, and shall be determined for such Subsidiary on a consolidated basis.

“Increasing Lender” has the meaning set forth in Section 2.08(d).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees and (iii) any purchase price adjustment, earnout or other contingent obligation incurred in connection with any acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout or other contingent obligation becomes payable and is not paid when due), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but limited, in the event that such Indebtedness has not been assumed by such Person, to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property securing such Indebtedness), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty supporting Indebtedness, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all Securitization Transactions of such Person. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Credit Document.

“Indemnitee” has the meaning set forth in Section 11.03(b).

“Information” has the meaning set forth in Section 11.12.

“Information Memorandum” means the Confidential Information Memorandum dated March 2021 relating to the Company and the Transactions.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Rate Loan, the last day of each March, June, September and December, (b) with respect to any ~~LIBOR Loan, EURIBOR Loan or CDOR~~ Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~LIBOR Loan, a EURIBOR Loan or a CDOR~~Term Benchmark Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any ~~SONIA~~RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the ~~Borrowing of which~~borrowing of, or conversion to, such Loan ~~is a part~~ (or, if there is no such numerically corresponding day in such month, then the last day of such month).

“Interest Period” means, with respect to any ~~LIBOR Borrowing, EURIBOR Borrowing or CDOR~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two (in the case of a CDOR Borrowing only), three or six (other than in the case of a CDOR Borrowing) months thereafter (or, if available from each Lender of the applicable Class, 12 months thereafter), as the applicable Borrower may elect (in each case, subject to the availability of such Interest Period for the applicable Benchmark for any Agreed Currency); provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(b)(iv) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Screen Rate” means, with respect to any ~~LIBOR,~~ EURIBOR Borrowing or CDOR ~~Loan~~Borrowing, in each case for any Interest Period, ~~or clause (c) of the definition of the term “Alternate Base Rate”,~~ a rate per annum (rounded to the same number of decimal places as the ~~applicable~~Relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the ~~applicable~~Relevant Screen Rate for the longest maturity for which ~~a~~the Relevant Screen Rate is available for the applicable currency that is shorter than the applicable period and (b) the ~~applicable~~Relevant Screen Rate for the shortest maturity for which ~~a~~the Relevant Screen Rate is available for the applicable currency that is longer than the applicable period, in each case as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with this Agreement; provided that if such ~~rate~~Interpolated Screen Rate would be less than zero, such rate shall be deemed to be zero.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Issuing Bank” means JPMorgan Chase Bank, N.A. and each other Lender that shall have become an Issuing Bank hereunder as provided in Section 2.04(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.04(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Agreement” has the meaning set forth in Section 2.04(j).

“LC Commitment” means, as to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.04. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.04 or in such Issuing Bank’s Issuing Bank Agreement.

The LC Commitment of any Issuing Bank may be increased or decreased by an agreement in writing between the Company and such Issuing Bank, provided that a written notice thereof shall have been provided to the Administrative Agent.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, (a) the sum of the US Dollar Equivalents of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents of the amounts of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The LC Exposure of any Tranche A Lender at any time shall be its Tranche A Percentage of the aggregate LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.19 of the LC Exposures of Defaulting Lenders in effect at such time.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.

“Lender-Related Person” means the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders, and each Related Party of any of the foregoing.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender pursuant to an Assignment and Assumption or an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means a Tranche A Lending Office, a Tranche B Lending Office or a Tranche C Lending Office.

“Letter of Credit” means any letter of credit issued pursuant to Section 2.04 and any Existing Letter of Credit, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 11.05.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the applicable Screen Rate as of the Specified Time on the Quotation Day.~~

~~“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities of any Subsidiary, any purchase option, call or similar right of a third party with respect to such securities that is created to secure obligations owed to any creditor (it being understood that rights of a bona fide purchaser of a Subsidiary or Equity Interests therein under a purchase or similar agreement will not be deemed to constitute a Lien under this clause (c)).

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

~~“Local Time” means (a) with respect to a Loan or Borrowing denominated in US Dollars (other than to a Canadian Borrowing Subsidiary) or any Letter of Credit, New York City time, (b) with respect to a Loan or Borrowing denominated in Sterling or Euros, London time and (c) with respect to a Loan or Borrowing denominated in Canadian Dollars or a Loan or Borrowing denominated in US Dollars to a Canadian Borrowing Subsidiary, Toronto time.~~

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders of such Class that would constitute the Required Lenders at such time if such Class were the sole Class of Lenders hereunder.

“Material Acquisition” means any transaction or series of related transactions resulting in the ownership by the Company and/or one or more Subsidiaries of all or substantially all the Equity Interests, or all or substantially all the assets, of any Person or all or substantially all of any division, product line, line of business or other operating unit of a business, but only if (a) the sum of (i) the value of the consideration paid in such transaction or transactions and (ii) the Indebtedness of any acquired Person outstanding after such transaction takes effect minus (b) the cash of such acquired Person after such transaction takes effect is equal to US$900,000,000 or more or its equivalent in one or more other currencies.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole, or (b) the validity, legality, binding effect or enforceability of any material provision hereof or any material right or remedy of the Administrative Agent or Lender hereunder.

“Material Disposition” means any transaction or series of related transactions resulting in the disposition by the Company and/or one or more Subsidiaries of all or substantially all the Equity Interests, or all or substantially all the assets, of any Person or all or substantially all of any division, product line, line of business or other operating unit of a business, but only if (a) the sum of (i) the value of the consideration paid in such transaction or transactions and (ii) the Indebtedness outstanding after such transaction takes effect of any Person disposed of for which neither the Company nor any other Subsidiary is liable minus (b) the cash of such acquired Person after such transaction takes effect is equal to US$900,000,000 or more or its equivalent in one or more other currencies.

“Material Indebtedness” means Indebtedness (other than the Obligations under this Agreement or under any other Credit Document), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding US$150,000,000.

“Material Subsidiary” means any Subsidiary that is not an Immaterial Subsidiary.

“Maturity Date” means March 19, 2026, or any later date to which the Maturity date shall have been extended pursuant to Section 2.08(e).

“Maturity Date Extension Request” means a request by the Company, in the form of Exhibit E hereto or such other form as shall be approved by the Administrative Agent, for the extension of the Maturity Date pursuant to Section 2.08(e).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Non-US Lender” means a Lender that is not a US Person.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received ~~to~~by the Administrative Agent from a ~~Federal~~federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, en desastre or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, en desastre or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and

(c) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, en desastre or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrowers under this Agreement and the other Credit Documents.

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight ~~Eurodollar borrowings~~eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 11.04(f).

“Participant Register” has the meaning set forth in Section 11.04(h).

“Payment” has the meaning set forth in Section 8.05(c).

“Payment Notice” has the meaning set forth in Section 8.05(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Liens” means:

(a) Liens imposed by law for taxes and other governmental assessments, charges and levies that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws and regulations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f) easements, zoning restrictions, rights-of-way, restrictions on use and similar encumbrances on real property, and defects and irregularities in the title thereto, that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or its Subsidiaries, taken as a whole;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with depository institutions or securities intermediaries; provided that such deposit accounts, securities accounts or funds therein or credited thereto are not established, deposited or made for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business;

(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense agreement permitted by this Agreement;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of letters of credit, bank guarantees or similar instruments issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(l) deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(m) Liens that are contractual rights of set-off;

(n) Liens on cash or cash equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder and such cash or cash equivalents are used or to be used for such defeasance, discharge or redemption;

(o) in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(p) in the case of (i) any Subsidiary that is not a wholly owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(q) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or other transaction not prohibited hereunder; and

(r) (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

provided that the term “Permitted Liens” shall not include any Lien securing Indebtedness, other than Liens referred to clause (c), (d) or (k) above securing letters of credit, bank guarantees or similar instruments referred to therein and Liens referred to in clause (n).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 8.02(a).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent in consultation with the Company) or in any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent in consultation with the Company). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

~~“Quotation Day” means (a) with respect to any currency (other than Euro or Canadian Dollars) for any Interest Period, the day that is two Business Days prior to the first day of such Interest Period, (b) with respect to Euro for any Interest Period, the day that is two TARGET Operating Days prior to the first day of such Interest Period and (c) with respect to Canadian Dollars for any Interest Period, the first day of such Interest Period, in each case unless market practice differs for loans in the applicable currency priced by reference to rates quoted in the Relevant Interbank Market, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice for such loans priced by reference to rates quoted in the Relevant Interbank Market (and if quotations would normally be given by leading banks for such loans priced by reference to rates quoted in the Relevant Interbank Market on more than one day, the Quotation Day shall be the last of those days).~~

“Ratings” means the public ratings of the Company’s senior, unsecured, non-credit enhanced long-term debt for borrowed money (including under this Agreement, whether or not Loans are outstanding at such time) by Moody’s and S&P or, if there shall not be outstanding senior, unsecured, non-credit enhanced long-term debt for borrowed money of the Company, the long-term company, issuer or similar ratings established by such rating agencies for the Company.

“Reference Time” with respect to any setting of the then-current Benchmark means (~~1~~a) if such Benchmark is ~~LIBO Rate~~Term SOFR, ~~11:00~~5:00 a.m., ~~London~~Chicago time, on the day that is two ~~London banking days~~U.S. Government Securities Business Days preceding the date of such setting, (~~2~~b) if such Benchmark is EURIBO Rate, 11:00 a.m., Brussels time, two TARGET ~~Operating~~ Days preceding the date of such setting, (c) if such Benchmark is CDOR, 10:15 a.m., Toronto time, on the date of such setting, (d) if such Benchmark is Daily Simple RFR, four RFR Business Days preceding the date of such setting and (~~3~~e) if such Benchmark is ~~neither~~not the ~~LIBO Rate nor~~Term SOFR, the EURIBO Rate, the CDO Rate or a Daily Simple RFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that: (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness; (b) such Refinancing Indebtedness shall not constitute Indebtedness of any Subsidiary other than an obligor or guarantor in respect of such Original Indebtedness or a subsidiary of such an obligor or guarantor; and (c) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness.

“Register” has the meaning set forth in Section 11.04(d).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, members, partners, trustees, employees, controlling persons, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (~~i~~a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (~~ii~~b) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (~~iii~~c) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (~~iv~~d) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, ~~(a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or~~the Bank of Canada, or a committee officially endorsed or convened by ~~(1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B)~~ the ~~administrator~~Bank of ~~such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.~~

~~“Relevant Interbank Market” means (a) with respect to any currency (other than Euros and Canadian Dollars), the London interbank market and (b) with respect to Euros, the European interbank market and (c) with respect to Canadian Dollars, the Toronto interbank market~~Canada or, in each case, any successor thereto.

“Relevant Rate” means (~~i~~a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the ~~LIBO Rate~~Adjusted Term SOFR, (~~ii~~b) with respect to any RFR Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR, (c) with respect to any RFR Borrowing denominated in Sterling, Daily Simple SONIA, (~~iii~~d) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBO Rate, or (~~iv~~e) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDO Rate.

“Relevant Screen Rate” means (a) with respect to any Term SOFR Borrowing, the Term SOFR Reference Rate, (b) with respect to any EURIBOR Borrowing, the EURIBO Screen Rate and (c) with respect to any CDOR Borrowing, the CDO Screen Rate.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Lender” has the meaning set forth in Section 1.07.

“Reuters” means Thomson Reuters Corporation, ~~a corporation incorporated under and governed by the Business Corporations Act (Ontario), Canada,~~ Refinitiv or, in each case, a successor thereto.

“Revolving Credit Exposure” means a Tranche A Revolving Credit Exposure, a Tranche B Revolving Credit Exposure or a Tranche C Revolving Credit Exposure.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London and (b) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to a Daily Simple RFR.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.

“Sale-Leaseback Transaction” means any arrangement whereby the Company or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such arrangement entered into within 180 days after the acquisition or construction of the subject property shall not be deemed to be a “Sale-Leaseback Transaction”.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive territorial Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the United Kingdom government, including by ~~Her~~His Majesty’s Treasury, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the United Kingdom government, including those administered by ~~Her~~His Majesty’s Treasury, the European Union or any EU member state.

~~“Screen Rate” means (a) in respect of the LIBO Rate for any Interest Period, or in respect of any determination of Alternate Base Rate pursuant to clause (c) of the definition of such term, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to the relevant period as displayed on the Reuters screen page that displays such rate (currently LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion), (b) in respect of the EURIBO Rate for any Interest Period, a rate per annum equal to the Euro offered rate administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for such Interest Period, as set forth on the Reuters screen page that displays such rate (currently EURIBOR01) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) and (c) in respect of the CDO Rate for any Interest Period, a rate per annum equal to the average rate for bankers acceptances denominated in Canadian Dollars with a term equal to such Interest Period as displayed on the “Reuters Screen CDOR Page” as used in the ISDA Definitions (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that (i) if any Screen Rate, determined as provided above, would be less than zero, such Screen Rate shall be deemed to be zero and (ii) if, as to any currency, no Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the Screen Rate for such Interest Period shall be the Interpolated Screen Rate.~~

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of such Commission.

“Securitization Transaction” means, with respect to any Person, any transfer by such Person or any of its subsidiaries of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests therein, or (b) directly to one or more investors or other purchasers; provided that the term “Securitization Transaction” shall not include sales, transfers or other dispositions of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivable financing transaction. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in clause (a) of the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization Transaction net of any such accounts receivable or interests therein that have been written off as uncollectible.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means any Borrowing comprised of SONIA Loans.

~~“SONIA~~“SONIA ~~Business Day” means any day that is not a Saturday, Sunday or other day on which banks are closed for general business in London.~~

~~“SONIA Interest Day” has the meaning set forth in the definition of “Daily Simple SONIA”.~~ Loan” means a Loan that bears interest at a rate determined by reference to the ~~Adjusted~~ Daily Simple SONIA~~.~~

~~“Specified Time” means (a) with respect to the LIBO Rate, 11:00 a.m., London time, (b) with respect to the EURIBO Rate, 11:00 a.m., Brussels time, and (c) with respect to the CDO Rate, 10:15 a.m., Toronto time.~~

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage~~.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that by its express terms is subordinated in right of payment to any other Indebtedness of such Person.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, or (c) that is a subsidiary within the meaning of Section 531 of the Companies (Guernsey) Law 2008, as amended.

“Subsidiary” means any subsidiary of the Company.

“Swiss Borrowing Subsidiary” means any Borrowing Subsidiary that is a Swiss Subsidiary.

“Swiss Federal Tax Administration” means the Swiss federal tax authorities referred to in Article 34 of the Swiss Withholding Tax Act.

“Swiss Guidelines” means, collectively, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner), (c) Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019) and (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Swiss Non-Qualifying Bank” means any Person than does not qualify as a Swiss Qualifying Bank.

“Swiss Qualifying Bank” means (a) any bank as defined in the Swiss Federal Banks and Savings Institutions Act dated November 8, 1934, as amended from time to time, and (b) any Person that effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch.

“Swiss Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of, or resident for tax purposes in, Switzerland or any political subdivision thereof.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders in respect of Loans to each Swiss Borrowing Subsidiary pursuant to this Agreement that are Swiss Non-Qualifying Banks must not at any time exceed 10, all in accordance with the Swiss Guidelines.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors other than Swiss Qualifying Banks of any Swiss Borrowing Subsidiary under all outstanding debts relevant for the classification as debenture (Kassenobligation) must not at any time exceed 20, all in accordance with the Swiss Guidelines.

“Swiss Withholding Tax” means the Swiss withholding tax as per the Swiss Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss federal act on withholding tax, of October 13, 1965, as modified from time to time.

“Swiss Withholding Tax Rules” means, together, the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“Syndication Agent” means HSBC UK Bank plc.

“~~TARGET~~ T2” means the ~~second generation of the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) payment~~real time gross settlement system operated by the Eurosystem (or, if such ~~payment~~ system ceases to be operative, such other ~~payment~~ system (if any) determined by the Administrative Agent (in consultation with the Company) to be a suitable replacement).

“TARGET ~~Operating~~ Day” means any day on which the ~~TARGET~~ T2 is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), value added taxes or other goods and services, use or sales taxes, assessments fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term ~~ESTR~~Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the EURIBO Rate or the CDO Rate.

“Term SOFR” means, ~~for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on ESTR that has been selected or recommended by the Relevant Governmental Body~~with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term ~~ESTR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term ESTR Transition Event.~~

~~“Term ESTR Transition Event” means the determination by the Administrative Agent that (a) Term ESTR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term ESTR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term ESTR.~~

SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR~~” means, for~~ Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable ~~Corresponding Tenor as of the applicable Reference Time~~Interest Period, the ~~forward-looking term~~ rate ~~based on SOFR that has been selected or recommended~~per annum published by the ~~Relevant Governmental Body.~~

~~“~~CME Term SOFR ~~Notice” means a notification~~Administrator and identified by the Administrative Agent ~~to~~as the ~~Lenders and the Company of the occurrence of a Term~~forward-looking term rate based on SOFR ~~Transition Event~~.

~~“~~ If by 5:00 p.m., New York City time, on such Term SOFR ~~Transition Event” means the determination by the Administrative Agent that (a)~~ Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been ~~recommended for use~~published by the ~~Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in~~

~~Election, as applicable, has previously occurred resulting in~~CME Term SOFR Administrator and a Benchmark Replacement ~~in accordance~~Date with ~~Section 2.13 that is not~~respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Company most recently ended on or prior to such date for which financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a) or 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or 5.01(b), the most recent financial statements referred to in Section 3.04(a).

“Tranche” means a Class of Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the Tranche A Commitments, the Tranche A Loans and the Letters of Credit and participations therein (“Tranche A”), (b) the Tranche B Commitments and the Tranche B Loans (“Tranche B”) and (c) the Tranche C Commitments and the Tranche C Loans (“Tranche C”).

“Tranche A” has the meaning set forth in the definition of “Tranche”.

“Tranche A Borrower” means the Company and any Borrowing Subsidiary that is a Tranche A Subsidiary.

“Tranche A Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche A Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche A Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed its Tranche A Commitment, as the case may be. The aggregate amount of Tranche A Commitments on the Effective Date is US$240,000,000.00.

“Tranche A Lender” means a Lender with a Tranche A Commitment or a Tranche A Revolving Credit Exposure.

“Tranche A Lending Office” means, with respect to any Tranche A Lender, the office(s) of such Lender (or any Affiliate of such Lender) specified as its “Tranche A Lending Office(s)” in its Administrative Questionnaire or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Tranche A Lending Office(s)” by notice to the Company and the Administrative Agent. A Tranche A Lender may designate different Tranche A Lending Offices for Loans to Tranche A Borrowers in different jurisdictions.

“Tranche A Loans” means Loans made by the Tranche A Lenders pursuant to Section 2.01(a).

“Tranche A Percentage” means, with respect to any Tranche A Lender at any time, the percentage of the aggregate Tranche A Commitments represented by such Tranche A Lender’s Tranche A Commitment at such time; provided that (a) for purposes of Section 2.19 when a Defaulting Lender shall exist, “Tranche A Percentage” shall mean, with respect to any Tranche A Lender at any time, the percentage of the aggregate Tranche A Commitments (disregarding any Defaulting Lender’s Tranche A Commitment) represented by such Tranche A Lender’s Tranche A Commitment at such time and (b) if the Tranche A Commitments have expired or been terminated, the Tranche A Percentages shall be determined on the basis of the Tranche A Commitments most recently in effect, giving effect to any assignments and to any Tranche A Lender’s status as a Defaulting Lender at the time of determination.

“Tranche A Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of (a) the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche A Loans and (b) such Lender’s LC Exposure.

~~“Tranche A Loans” means Loans made by the Tranche A Lenders pursuant to Section 2.01(a).~~

“Tranche A Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Guernsey, the United States of America, the United Kingdom, Ireland, Switzerland, Denmark or Cyprus or any political subdivision of any thereof.

“Tranche B” has the meaning set forth in the definition of “Tranche”.

“Tranche B Borrower” means the Company and any Borrowing Subsidiary that is a Tranche B Subsidiary.

“Tranche B Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche B Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche B Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Lender pursuant to Section 11.04. The initial amount of each Lender’s Tranche B Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed its Tranche B Commitment, as the case may be. The aggregate amount of Tranche B Commitments on the Effective Date is US$260,000,000.00.

“Tranche B Lender” means a Lender with a Tranche B Commitment or a Tranche B Revolving Credit Exposure.

“Tranche B Lending Office” means, with respect to any Tranche B Lender, the office(s) of such Lender (or any Affiliate of such Lender) specified as its “Tranche B Lending Office(s)” in its Administrative Questionnaire or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Tranche

B Lending Office(s)” by notice to the Company and the Administrative Agent. A Tranche B Lender may designate different Tranche B Lending Offices for Loans to Tranche B Borrowers in different jurisdictions.

“Tranche B Loans” means Loans made by the Tranche B Lenders pursuant to Section 2.01(b).

“Tranche B Percentage” means, with respect to any Tranche B Lender at any time, the percentage of the aggregate Tranche B Commitments represented by such Tranche B Lender’s Tranche B Commitment at such time; provided that if the Tranche B Commitments have expired or been terminated, the Tranche B Percentages shall be determined on the basis of the Tranche B Commitments most recently in effect, giving effect to any assignments.

“Tranche B Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche B Loans.

~~“Tranche B Loans” means Loans made by the Tranche B Lenders pursuant to Section 2.01(b).~~

“Tranche B Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Guernsey, the United States of America, the United Kingdom, Ireland, Switzerland, Denmark, Cyprus or Canada or any political subdivision of any thereof.

“Tranche C” has the meaning set forth in the definition of “Tranche”.

“Tranche C Borrower” means any Borrowing Subsidiary that is a Tranche C Subsidiary.

“Tranche C Commitment” means, with respect to each Lender, the commitment of such Lender to make Tranche C Loans, expressed as an amount representing the maximum aggregate amount of such Lender’s Tranche C Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Tranche C Lender pursuant to Section 11.04. The initial amount of each Lender’s Tranche C Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed its Tranche C Commitment, as the case may be. The aggregate amount of Tranche C Commitments on the Effective Date is US$0.

“Tranche C Lender” means a Lender with a Tranche C Commitment or a Tranche C Revolving Credit Exposure.

“Tranche C Lending Office” means, with respect to any Tranche C Lender, the office(s) of such Lender (or any Affiliate of such Lender) specified as its “Tranche C Lending Office(s)” in its Administrative Questionnaire or such other office(s) of such Lender (or an Affiliate of such Lender) as such Lender may hereafter designate from time to time as its “Tranche C Lending Office(s)” by notice to the Company and the Administrative Agent.

“Tranche C Loans” means Loans made by the Tranche C Lenders pursuant to Section 2.01(a).

“Tranche C Percentage” means, with respect to any Tranche C Lender at any time, the percentage of the aggregate Tranche C Commitments represented by such Tranche C Lender’s Tranche C Commitment at such time; provided that if the Tranche C Commitments have expired or been terminated, the Tranche C Percentages shall be determined on the basis of the Tranche C Commitments most recently in effect, giving effect to any assignments.

“Tranche C Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate amount of the sum of the US Dollar Equivalents of such Lender’s outstanding Tranche C Loans.

~~“Tranche C Loans” means Loans made by the Tranche C Lenders pursuant to Section 2.01(a).~~

“Tranche C Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the United States of America or any political subdivision thereof.

“Transactions” means the execution, delivery and performance by each Borrower of the Credit Documents to which it is to be a party, the making of the Loans, the use of the proceeds thereof, the issuance of the Letters of Credit, the creation of the Guarantee provided for in Article X and the other transactions contemplated hereby.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO~~Term SOFR (other than solely as a result of clause (c) of the definition of “Alternate Base Rate”), the ~~Adjusted~~ Daily Simple ~~SONIA~~RFR, the EURIBO Rate, the CDO Rate, the Alternate Base Rate or the Canadian Prime Rate.

“UK Borrowing Subsidiary” means (a) any Borrowing Subsidiary that is incorporated or otherwise organized under the laws of the United Kingdom or (b) any other Borrowing Subsidiary obligated to make payments hereunder or under any other Credit Document that are potentially subject to withholding taxes imposed by the laws of the United Kingdom.

“UK DTTP Scheme” means the Double Taxation Treaty Passport Scheme administered by HMRC.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Borrowing Subsidiary” means any Borrowing Subsidiary that is a US Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such currency at the time in effect. The US Dollar Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05.

“US Dollars” or “US$” means the lawful currency of the United States of America.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code or and (b) any disregarded entity (for U.S. federal income tax purposes) of any person described in (a) above.

“US Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and the rules and regulations promulgated or issued thereunder.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02.
Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche A Loan”) or by Type (e.g., a “~~LIBOR~~Term SOFR Loan”) or by Class and Type (e.g., a “Tranche A ~~LIBOR~~Term SOFR Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Tranche A Borrowing”) or by Type (e.g., a “~~LIBOR~~Term SOFR Borrowing”) or by Class and Type (e.g., a “Tranche A ~~LIBOR~~Term SOFR Borrowing”).
SECTION 1.03.
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including any Credit Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any statute, regulation or other law herein shall be construed (i) as referring to such statute, regulation or other law as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor statutes, regulations or other laws) and (ii) to include all official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.
Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that (a) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, and the parties hereto shall negotiate in good faith with a view to agreeing on an amendment of such provision that will preserve the original intent thereof while giving effect to such change in GAAP and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof notwithstanding the application of such Accounting Standards Update and (iv) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842) or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP prior to such implementation.
SECTION 1.05.
Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing or Letter of Credit denominated in a currency other than US Dollars as of each applicable Exchange Rate Date, in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall be the US Dollar Equivalent of such Borrowing or Letter of Credit until the next required calculation thereof pursuant to this sentence. The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing or Letter of Credit. Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI (other than Sections 6.06 and 6.07) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. For purposes of Sections 6.06 and 6.07, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Company’s annual and quarterly financial statements.
SECTION 1.06.
Interest Rates; ~~LIBOR~~Benchmark Notification. The interest rate on a Loan denominated in US Dollars or a Foreign Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. ~~Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority~~

~~(“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven Euro London interbank offered rate settings, the overnight, 1-week, 2-month and 12-month Sterling London interbank offered rate settings, and the 1-week and 2-month US Dollar London interbank offered rate settings will permanently cease; (b) immediately after June 30, 2023, publication of the overnight and 12-month US Dollar London interbank offered rate settings will permanently cease; (c) immediately after December 31, 2021, the 1-month, 3-month and 6-month Sterling London interbank offered rate settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and (d) immediately after June 30, 2023, the 1-month, 3-month and 6-month US Dollar London interbank offered rate settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of the London interbank offered rate and/or regulators will not take further action that could impact the availability, composition, or characteristics of the London interbank offered rate or the currencies and/or tenors for which the London interbank offered rate is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate.~~ Upon the occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event, a Term ESTR Transition Event or an Early Opt-In Election, Sections~~Section 2.13(b)~~(i) and 2.13(b)(ii) provide~~ provides a mechanism for determining an alternative rate of interest. The ~~Administrative Agent will promptly notify the Company, pursuant to Section 2.13(b)(iv), of any change to the reference rate upon which the interest rate on LIBOR, EURIBOR or CDOR Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered~~any interest rate ~~or other rates~~used in ~~the definition of the term “Screen Rate”~~this Agreement or with respect to any alternative or successor rate thereto, or replacement rate thereof ~~(including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b)(i) or 2.13(b)(ii), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, a Term ESTR Transition Event or an Early Opt-In Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(b)(iii))~~, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Rate, the EURIBO Rate or the CDO Rate, as applicable,~~existing interest rate being replaced or have the same volume or liquidity as did ~~the Relevant Interbank Market~~any existing interest rate prior to ~~the~~its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.07.
Blocking Regulation. In relation to any Lender (each, a “Restricted Lender”) that is subject to the regulations referred to below, any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union), Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar blocking or anti-boycott law in Canada (including the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada)), the United Kingdom or any other relevant jurisdiction.
SECTION 1.08.
Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

The Credits
SECTION 2.01.
Commitments. (a) Tranche A Commitments. Subject to the terms and conditions set forth herein, each Tranche A Lender agrees to make Tranche A Loans denominated in US Dollars, Sterling and Euro to the Tranche A Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Tranche A Revolving Credit Exposures exceeding the aggregate Tranche A Commitments or (ii) the Tranche A Revolving Credit Exposure of any Lender exceeding its Tranche A Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Tranche A Borrowers may borrow, prepay and reborrow Tranche A Loans.
(b)
Tranche B Commitments. Subject to the terms and conditions set forth herein, each Tranche B Lender agrees (i) to make Tranche B Loans denominated in US Dollars, Sterling and Euro to the Tranche B Borrowers other than the Canadian Borrowing Subsidiaries and (ii) to make Tranche B Loans denominated in US Dollars and Canadian Dollars to the Canadian Borrowing Subsidiaries, in each case from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (A) the aggregate Tranche B Revolving Credit Exposures exceeding the aggregate Tranche B Commitments or (B) the Tranche B Revolving Credit Exposure of any Lender exceeding its Tranche B Commitment.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Tranche B Borrowers may borrow, prepay and reborrow Tranche B Loans.
(c)
Tranche C Commitments. Subject to the terms and conditions set forth herein, each Tranche C Lender agrees to make Tranche C Loans denominated in US Dollars to the Tranche C Borrowers from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate Tranche C Revolving Credit Exposures exceeding the aggregate Tranche C Commitments or (ii) the Tranche C Revolving Credit Exposure of any Lender exceeding its Tranche C Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Tranche C Borrowers may borrow, prepay and reborrow Tranche B Loans.
SECTION 2.02.
Loans and Borrowings. (a) Each Tranche A Loan shall be made as part of a Tranche A Borrowing consisting of Tranche A Loans of the same Type and currency made to the same Tranche A Borrower by the Tranche A Lenders ratably in accordance with their respective Tranche A Commitments. Each Tranche B Loan shall be made as part of a Tranche B Borrowing consisting of Tranche B Loans of the same Type and currency made to the same Tranche B Borrower by the Tranche B Lenders ratably in accordance with their respective Tranche B Commitments. Each Tranche C Loan shall be made as part of a Tranche C Borrowing consisting of Tranche C Loans of the same Type made to the same Tranche C Borrower by the Tranche C Lenders ratably in accordance with their respective Tranche C Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)
Subject to Section 2.13, (i) each Borrowing denominated in US Dollars shall be comprised entirely of (A) ~~LIBOR~~Term SOFR Loans, (B) if applicable pursuant to Section 2.13, RFR Loans or (~~B~~C) solely in the case of any such Borrowing by a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, ABR Loans, (ii) each Borrowing denominated in Sterling shall be comprised entirely of ~~SONIA~~RFR Loans, (iii) each Borrowing denominated in Euros shall be comprised entirely of EURIBOR Loans and (iv) each Borrowing denominated in Canadian Dollars shall be comprised entirely of CDOR Loans or Canadian Prime Rate Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement or the obligations of any Lender under Section 2.18.
(c)
At the commencement of each Interest Period for any ~~LIBOR Borrowing, EURIBOR Borrowing or CDOR~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any such Borrowing that results from a continuation of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any such Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche. At the time that each ABR Borrowing and each ~~SONIA~~RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing

Minimum; provided that (i) an ABR Borrowing or ~~a SONIA~~an RFR Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche and (ii) a Tranche A Borrowing that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be in an aggregate amount equal to the amount of such LC Disbursement. At the time that each Canadian Prime Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Canadian Prime Rate Borrowing under Tranche B may be in an aggregate amount that is equal to the entire unused balance of the Tranche B Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 ~~LIBOR Borrowings, SONIA Borrowings, EURIBOR Borrowings and CDOR~~Term Benchmark Borrowings and RFR Borrowings outstanding.
(d)
Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.
Requests for Borrowings. To request a Borrowing, the applicable Borrower (or the Company on its behalf) shall deliver to the Administrative Agent a written Borrowing Request (a) in the case of a ~~LIBOR~~Term Benchmark Borrowing~~, a EURIBOR Borrowing or a CDOR Borrowing~~ denominated in US Dollars, not later than 11:00 a.m., ~~Local Time~~New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in case of a Term Benchmark Borrowing denominated in a Foreign Currency, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (c) in the case of ~~a SONIA~~an RFR Borrowing, not later than 11:00 a.m., ~~Local Time~~New York City time, five ~~SONIA~~RFR Business Days before the date of the proposed Borrowing, (~~c~~d) in the case of an ABR Borrowing, not later than 12:00 noon, ~~Local Time~~New York City time, on the day of such proposed Borrowing and (~~d~~e) in the case of a Canadian Prime Rate Borrowing, not later than 1:30 pm, ~~Local Time~~New York City time, one Business Day before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower (or, as applicable, of the Company). Each Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)
the Borrower requesting such Borrowing;
(ii)
the Tranche under which such Borrowing is to be made;
(iii)
the currency and the principal amount of such Borrowing;
(iv)
the date of such Borrowing, which shall be a Business Day;
(v)
the Type of such Borrowing;
(vi)
in the case of a ~~LIBOR Borrowing, a EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)
the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a) or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e), the identity of the Issuing Bank that made such LC Disbursement.

Any Borrowing Request that shall fail to specify any of the information required by the preceding provisions of this paragraph may be rejected by the Administrative Agent if such failure is not corrected promptly after the Administrative Agent shall give written or telephonic notice thereof to the applicable Borrower and, if so rejected, will be of no force or effect. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.
Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may request any Issuing Bank to issue Letters of Credit (or to amend or extend outstanding Letters of Credit) denominated in US Dollars, Sterling or Euro for its own account or the account of any Subsidiary (provided that a Borrower shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any Subsidiary that is not a Borrower) in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time prior to the fifth Business Day preceding the Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. For all purposes of this Agreement, each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder for the account of the applicable Borrower (or, in the case of an Existing Letter of Credit in respect of which the account party is a Subsidiary that is not a Borrower, for the account of the Company). On the Effective Date, the Tranche A Lenders shall hold participations in any Existing Letter of Credit on such date in proportion to the Tranche A Lenders’ respective Tranche A Percentage determined after giving effect to the amendment and restatement hereof (including Schedule 2.01) on the Effective Date. Notwithstanding anything herein to the contrary, an Issuing Bank shall not be under any obligation to issue, amend or extend any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or (ii) the issuance, amendment or extending of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.
(b)
Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit

(other than an automatic extensions permitted pursuant to paragraph (c) of this Section)), the applicable Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance (which shall be a day at least three Business Days in advance of the requested date of issuance), amendment or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed US$50,000,000, (ii) the amount of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not, unless otherwise agreed in writing by such Issuing Bank, exceed the LC Commitment of such Issuing Bank, (iii) the aggregate Tranche A Revolving Credit Exposures will not exceed the aggregate Tranche A Commitments, (iv) the Tranche A Revolving Credit Exposure of each Lender will not exceed the Tranche A Commitment of such Lender and (v) in the event the Maturity Date shall have been extended as provided in Section 2.08(e), the LC Exposures attributable to Letters of Credit expiring after any Existing Maturity Date shall not exceed the total Tranche A Commitments that have been extended to a date after the expiration date of the last of such Letters of Credit. If the Majority in Interest of the Tranche A Lenders notifies the Issuing Banks that a Default exists and instruct the Issuing Banks to suspend the issuance, amendment or extension of Letters of Credit, then effective as of two (2) Business Days after the receipt of such notice, no Issuing Bank shall issue, amend or extend any Letter of Credit without the consent of the Majority in Interest of the Tranche A Lenders until such notice is withdrawn by the Majority in Interest of the Tranche A Lenders (each Tranche A Lender that shall have delivered such a notice hereby agreeing promptly to withdraw it at such time as it determines that no Default exists); provided that this sentence shall not apply to any automatic extension of a Letter of Credit pursuant to paragraph (c) of this Section.
(c)
Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date. A Letter of Credit may provide for automatic extensions for additional periods of up to one year subject to a right on the part of the applicable Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary during a specified period in advance of any such extension, and the failure of such Issuing Bank to give such notice by the end of such period shall for all purposes hereof be deemed an extension of such Letter of Credit; provided that in no event shall any Letter of Credit, as extended from time to time, expire after the date that is five Business Days prior to the Maturity Date without the consent of each Tranche A Lender.

(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Tranche A Lenders, the applicable Issuing Bank hereby grants to each Tranche A Lender, and each Tranche A Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Tranche A Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Tranche A Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC Disbursement required to be refunded to the applicable Borrower for any reason, including after the Maturity Date. Each Tranche A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, reduction or termination of the Tranche A Commitments, any fluctuation in currency values or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Tranche A Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Tranche A Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representations and warranties of the Company deemed made pursuant to Section 2.04(b) or 4.02.
(e)
Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in the currency of such LC Disbursement, not later than 2:00 p.m., New York City time, on the second Business Day immediately following the day that such Borrower receives notice of such LC Disbursement; provided that, in the case of an LC Disbursement in US Dollars the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If such Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Tranche A Lender of the applicable LC Disbursement, the amount and currency of the payment then due from such Borrower in respect thereof and such Lender’s Tranche A Percentage thereof. Promptly following receipt of such notice (and, in any event, no later than the immediately following Business Day), each Tranche A Lender shall pay to the Administrative Agent its Tranche A Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Tranche A Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Tranche A Lenders under this paragraph), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Tranche A Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Tranche A Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Tranche A Lenders and such Issuing Bank, as their interests may appear. Any payment made by a Tranche A Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement; provided that no Borrower shall be required to make duplicate payments with respect to any LC Disbursement. If the applicable Borrower’s reimbursement of, or obligation to reimburse, any amounts in any currency other than US Dollars would subject the Administrative Agent, any Issuing Bank or any Tranche A Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse any LC Disbursement made in such currency in US Dollars on the date such LC Disbursement is made, in such amount as the applicable Issuing Bank shall determine in good faith would be required, based on exchange rates in effect on the date of reimbursement, to enable it to purchase an amount of the applicable Foreign Currency equal to the amount of such LC Disbursement.
(f)
Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Tranche A Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the applicable Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, any Issuing Bank or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of such Issuing Bank; provided that nothing in this Section shall be construed to excuse an Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential, special, indirect and punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (such absence to be presumed unless otherwise determined by a final and non-appealable judgment of a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)
Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit and shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by ~~fax or~~ email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Tranche A Lenders with respect to any such LC Disbursement.
(h)
Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at (i) in the case of any LC Disbursement denominated in US Dollars, the rate per annum then applicable to ABR Loans and (ii) in the case of an LC Disbursement denominated in any other currency, the applicable Foreign Currency Overnight Rate plus the Applicable Rate (as set forth under the caption “~~LIBOR/SONIA/EURIBOR/CDOR~~Term Benchmark/RFR Spread” in the definition of such term); provided that if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(g) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Tranche A Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Tranche A Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.
(i)
Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Majority in Interest of the Tranche A Lenders) demanding the deposit of cash collateral pursuant to this paragraph, each applicable Borrower shall deposit (“Cash Collateralize”) in respect of each outstanding Letter of Credit issued for such Borrower’s account, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Tranche A Lenders and the applicable Issuing Bank, an amount in cash and in the currency of such Letter of Credit equal to the portion of the LC Exposure attributable to such Letter of Credit as of such date plus any accrued and unpaid interest thereon; provided that the obligation to Cash Collateralize shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. The Company shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.19. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations of the Borrowers. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (which will use commercially reasonable efforts to obtain a return at market rates on any such investments) and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Banks for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges payable hereunder in connection with such LC Disbursements, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of (i) the Majority in Interest of the Tranche A Lenders and (ii) in the case of any such application at a time when any Tranche A Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), each Issuing Bank), be applied to satisfy other Obligations of the Borrowers. If a Borrower is required to provide cash collateral hereunder as a result of the occurrence of an Event of Default, such cash collateral (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.
(j)
Designation of Additional Issuing Banks. From time to time, the Company may by notice to the Administrative Agent and the Tranche A Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form satisfactory to the Company and the Administrative Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents and (ii) references herein and in the other Credit Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank. The Issuing Bank Agreement of any Issuing Bank may limit the currencies in which and the Borrowers for the accounts of which such Issuing Bank will issue Letters of Credit, and any such limitations will, as to such Issuing Bank, be deemed to be incorporated in this Agreement.

(k)
Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank (provided that the agreement of the replaced Issuing Bank shall not be required if such Issuing Bank has refused to issue, amend or extend any Letter of Credit pursuant to the final sentence of Section 2.04(a)) and the successor Issuing Bank, which shall become an Issuing Bank hereunder in accordance with paragraph (j) of this Section. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank and required to be paid under Section 2.11(b). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents and references herein and in the other Credit Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fronting fees under Section 2.11(b)), but shall not be required to issue additional Letters of Credit or to amend or extend any existing Letter of Credit.
(l)
Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (which shall promptly provide notice to the Tranche A Lenders of the contents thereof) such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)
LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Tranche A Lender hereunder shall remain in full force and effect until the Issuing Banks and the Tranche A Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
(n)
Letters of Credit Issued for Account of Others. Notwithstanding that a Letter of Credit (including any Existing Letter of Credit) issued or outstanding hereunder supports any obligations of, or is for the account of, any Subsidiary of the Company (except where such Subsidiary itself is a Borrower), or states that any such Subsidiary is the “account party”,

“applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all LC Disbursements thereunder, the payment of interest thereon and the payment of fees due under Section 2.11(b)) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of its Subsidiaries.
SECTION 2.05.
[Reserved].
SECTION 2.06.
Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 2:00 p.m., ~~Local Time~~New York City time, to the account of the Administrative Agent most recently designated by the Administrative Agent for such purpose by notice to the Lenders. The Administrative Agent will make such Loan proceeds available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the account specified in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)
Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) if such payment is denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if such payment is denominated in any currency other than US Dollars, the greater of (x) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (which determination shall be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Foreign Currency Overnight Rate) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan. If the applicable Lender and the applicable Borrower shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If the applicable Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.07.
Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~LIBOR Borrowing, a EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a Borrowing of a different Type (to the extent such Type is available for the applicable currency under Section 2.02(b)) or to continue such Borrowing and, in the case of a ~~LIBOR Borrowing, a EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. A Borrower may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans resulting from an election made with respect to any such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section, the applicable Borrower (or the Company on its behalf) shall deliver to the Administrative Agent a written Interest Election Request by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower (or, as applicable, of the Company). Notwithstanding any other provision of this Section, a Borrower shall not be permitted to (i) change the currency of any Borrowing, (ii) elect an Interest Period for ~~LIBOR Loans, EURIBOR Loans or CDOR~~Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available to such Borrower under the Class of Commitments pursuant to which such Borrowing was made.
(c)
Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)
the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)
the Type of the resulting Borrowing; and

(iv)
if the resulting Borrowing is to be a ~~LIBOR Borrowing, a EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any Interest Election Request requests a ~~LIBOR, EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a ~~LIBOR~~Term SOFR Borrowing made to a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary or a CDOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein at the end of such Interest Period, (i) in the case of a ~~LIBOR~~Term SOFR Borrowing made to a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a CDOR Borrowing, such Borrowing shall be converted to a Canadian Prime Rate Borrowing, at the end of such Interest Period. If the applicable Borrower fails to deliver an Interest Election Request with respect to any ~~LIBOR~~Term SOFR Borrowing not referred to in the immediately preceding sentence or any EURIBOR Borrowing by the third Business Day preceding the end of the Interest Period applicable thereto, and does not, by such third Business Day, notify the Administrative Agent pursuant to Section 2.10 that it will prepay such Borrowing at the end of such Interest Period, then, subject to Section 2.13, such Borrowing will be converted or continued at the end of such Interest Period as a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, as the case may be, with an Interest Period of one month’s duration.
(f)
[Reserved.]
(g)
Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing denominated in US Dollars and made to a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary may be converted to or continued as a ~~LIBOR~~Term SOFR Borrowing, and (ii) (A) each ~~LIBOR~~Term SOFR Borrowing made to a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary shall, unless repaid, be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (B) each CDOR Borrowing shall, unless repaid, be converted to a Canadian Prime Rate Borrowing at the end of the Interest Period applicable thereto and (C) each other ~~LIBOR~~Term SOFR Borrowing ~~or~~and each EURIBOR Borrowing shall, unless repaid by the third Business Day prior to the end of the Interest Period applicable thereto and subject to Section 2.13, be continued as a ~~LIBOR~~Term SOFR Borrowing or EURIBOR Borrowing, as the case may be, with an Interest Period of one month’s duration.

SECTION 2.08.
Termination, Reduction, Extension and Increase of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)
The Company may at any time terminate, or from time to time reduce, the Commitments under any Tranche; provided that (i) each reduction of the Commitments under any Tranche shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, in each case for Borrowings denominated in US Dollars, in each case, unless the Administrative Agent otherwise agrees, and (ii) the Company shall not terminate or reduce the Commitments under any Tranche if, after giving effect to such termination or reduction and to any concurrent payment or prepayment of Loans or LC Disbursements, the aggregate amount of Revolving Credit Exposures under such Tranche would exceed the aggregate amount of the Commitments under such Tranche.
(c)
The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under any Tranche under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments under any Tranche may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments under any Tranche shall, once effective, be permanent. Each reduction of the Commitments under any Tranche shall be made ratably among the applicable Lenders in accordance with their Commitments under such Tranche.
(d)
The Company may at any time and from time to time, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), executed by the Company and one or more Eligible Assignees (any such Person being called an “Increasing Lender”), which may include any Lender, cause a Commitment under any Tranche to be extended by the Increasing Lenders (or cause the Commitment under any Tranche of the Increasing Lenders to be increased, as the case may be) amount for each Increasing Lender set forth in such notice; provided that (i) the new Commitments and increases in existing Commitments pursuant to this paragraph shall not be greater than US$200,000,000 in the aggregate during the term of this Agreement and shall not be less than US$25,000,000 (or any portion of such US$200,000,000 aggregate amount remaining unused) for any such increase, (ii) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and, if a Tranche A Lender, each Issuing Bank (which approval shall not be unreasonably withheld) and (iii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Company (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable notice delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, (i) such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder and (ii) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment or Commitments of such Increasing Lender as provided in such Accession Agreement. Notwithstanding the foregoing, (i) no Lender shall be required to increase its Commitment unless it shall agree to such increase in its sole discretion, (ii) any increase in the Commitment pursuant to this paragraph shall not require the consent of any Lender other than the applicable Increasing Lender and (iii) no increase in the Commitments (or in the Commitment of any Lender) pursuant to this paragraph shall become effective unless (A) the Administrative Agent shall have received documents consistent with those delivered under Sections 4.01(b) and 4.01(c), giving effect to such increase and (B) on the effective date of such increase, the representations and warranties of the Borrowers set forth in this Agreement (other than the representation and warranty set forth in Section 3.04(b)) shall be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects and, to the extent such representations and warranties are expressly stated to have been made as of a specific date, as of such date) (with references to financial statements therein being deemed to refer to the financial statements most recently delivered by the Company under Section 5.01(a) or 5.01(b)) and no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company. Following any extension of new Commitments under any Tranche or increases in existing Commitments under any Tranche pursuant to this paragraph, any Loans outstanding under such Tranche prior to the effectiveness of such increase or extension may continue outstanding until the ends of the respective ~~Interests~~Interest Periods applicable thereto, and shall then be either repaid or refinanced with new Loans under such Tranche made pursuant to Section 2.01.
(e)
The Company may, by delivery of a Maturity Date Extension Request to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not less than 30 days and not more than 60 days prior to any anniversary of the Effective Date, request that the Lenders extend the Maturity Date for an additional period of one year; provided that there shall be no more than two extensions of the Maturity Date pursuant to this paragraph. Each Lender shall, by notice to the Company and the Administrative Agent given not more than 20 days after the date of the Administrative Agent’s receipt of the Company’s Maturity Date Extension Request, advise the Company and the Administrative Agent whether or not it agrees to the requested extension (each Lender agreeing to a requested extension being called a “Consenting Lender”, and each Lender declining to agree to a requested extension being called a “Declining Lender”). Any Lender that has not so advised the Company and the Administrative Agent by such day shall be deemed to have declined to agree to such extension and shall be a Declining Lender. If Lenders constituting at least the Required Lenders shall have agreed to a Maturity Date Extension Request, then the Maturity Date shall, as to the Consenting Lenders, be extended to the first anniversary of the Maturity Date theretofore in effect. The decision to agree or withhold agreement to any Maturity Date Extension Request shall be at the sole discretion of each Lender. The Commitment of any Declining Lender shall terminate on the Maturity Date in effect prior to giving effect to any such extension (such Maturity Date being called the “Existing Maturity Date”). The principal amount of any outstanding Loans made by the Declining Lenders, together with any accrued interest thereon and any accrued fees and other amounts payable to or for the account of such Declining Lenders hereunder, shall be due and payable on the Existing Maturity Date, and on the

Existing Maturity Date the Borrowers shall also make such other prepayments of their Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination of the Commitments of, and all payments to, the Declining Lenders pursuant to this sentence, (i) the aggregate Tranche A Revolving Credit Exposures will not exceed the aggregate Tranche A Commitments, (ii) the aggregate Tranche B Revolving Credit Exposures will not exceed the aggregate Tranche B Commitments and (iii) the aggregate Tranche C Revolving Credit Exposures will not exceed the aggregate Tranche C Commitments. Upon the payment of all outstanding Loans and other amounts payable to a Declining Lender pursuant to the foregoing sentence, such Declining Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.20 and 11.03. The Company shall have the right, pursuant to and in accordance with Sections 2.18 and 11.04, at any time prior to the Existing Maturity Date, to replace a Declining Lender with an Eligible Assignee that will agree to the applicable Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender. Notwithstanding the foregoing, (A) no extension of the Maturity Date pursuant to this paragraph shall become effective unless (x) the Administrative Agent shall have received documents consistent with those described in Sections 4.01(b) and 4.01(c), giving effect to such extension and (y) on the effective date of such extension, the representations and warranties of the Borrowers set forth in this Agreement (other than the representation and warranty set forth in Section 3.04(b)) shall be true and correct in all material respects (or, in the case of representations and warranties qualified by materiality or Material Adverse Effect, in all respects and, to the extent such representations and warranties are expressly stated to have been made as of a specific date, as of such date) (with references to financial statements therein being deemed to refer to the financial statements most recently delivered by the Company under Section 5.01(a) or 5.01(b)) and no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the terms “Availability Period” and “Maturity Date” (without taking into consideration any extension pursuant to this Section 2.08), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Bank, may not be extended without the prior written consent of such Issuing Bank (it being understood and agreed that, in the event any Issuing Bank shall not have consented to any extension, (x) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder through the applicable Existing Maturity Date (or the Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.04, 2.14, 2.16, 2.20 and 11.03, as applicable, as to Letters of Credit issued prior to such time), and (y) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the day on which such LC Exposure would have been required to have been reduced to zero in accordance with the terms hereof without giving effect to the effectiveness of the extension of the applicable Existing Maturity Date pursuant to this paragraph (and in any event, no later than such Existing Maturity Date)).
SECTION 2.09.
Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date. Each Borrower will pay the principal amount of each Loan made to such Borrower and the accrued interest on such Loan in the currency of such Loan.

(b)
Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)
The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type of each such Loan and, in the case of any ~~LIBOR, EURIBOR Loan or CDOR~~Term Benchmark Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof.
(d)
The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)
Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
SECTION 2.10.
Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay, without premium or penalty, any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and subject to Section 2.15.
(b)
If the aggregate Revolving Credit Exposures under any Tranche shall exceed the aggregate Commitments under such Tranche, then (i) on the last day of any Interest Period for any ~~LIBOR Borrowing, EURIBOR Borrowing or CDOR~~Term Benchmark Borrowing under such Tranche and (ii) on each other date on which any ABR Borrowing, ~~SONIA~~RFR Borrowing or Canadian Prime Rate Borrowing shall be outstanding under such Tranche, the applicable Borrowers shall prepay Loans under such Tranche in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans) and (B) the amount of the applicable Borrowings referred to in clause (i) or (ii), as applicable. If the aggregate amount of the Revolving Credit Exposures under any Tranche on any day shall exceed 105% of the aggregate Commitments under such Tranche, then the applicable Borrowers shall, within three Business Days, prepay one or more Borrowings under such Tranche in an aggregate principal amount sufficient to eliminate such excess.

(c)
Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)
The applicable Borrower (or the Company on its behalf) shall deliver to the Administrative Agent by email ~~or fax~~ a written notice signed by a Financial Officer of the applicable Borrower (or, as applicable, of the Company) of any prepayment of a Borrowing hereunder (i) in the case of a ~~LIBOR Borrowing, a EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing, not later than 11:00 a.m., ~~Local Time~~New York City time, three Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable), (ii) in the case of ~~a SONIA~~an RFR Borrowing, not later than 11:00 a.m., ~~Local Time~~New York City time, five ~~SONIA~~RFR Business Days before the date of such prepayment (or, in the case of a prepayment under paragraph (b) above, as soon thereafter as practicable) and (iii) in the case of an ABR Borrowing or a Canadian Prime Rate Borrowing, not later than 11:00 a.m., ~~Local Time~~New York City time, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of a prepayment pursuant to paragraph (a) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and in the same currency as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.
SECTION 2.11.
Fees. (a) The Company agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a facility fee, which shall accrue at the Applicable Rate (as set forth under the caption “Facility Fee Rate” in the definition of such term) on the daily amount of each Commitment of such Lender, whether used or unused, during the period from and including the Effective Date to but excluding the date on which such Commitment expires or is terminated; provided that if any Lender continues to have any Revolving Credit Exposure under any Tranche after its Commitment of such Tranche terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure under such Tranche from and including the date on which such Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure under such Tranche. Facility fees accrued through and including the last day of each March, June, September and December shall be payable in arrears on the 15th Business Day following such last day, commencing with the first such date to occur after the Effective Date, and, with respect to the facility fees accrued on Commitments under any Tranche, on the date on which the Commitments under such Tranche shall terminate; provided that any facility fees accruing on the Revolving Credit Exposure under any Tranche after the date on which the Commitments under such Tranche terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)
The Company agrees to pay (i) to the Administrative Agent for the account of each Tranche A Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate (as set forth under the caption “~~LIBOR/SONIA/EURIBOR/CDOR~~Term Benchmark/RFR Spread” in the definition of such term) used to determine the interest rate applicable to ~~LIBOR~~Term SOFR Loans, on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Tranche A Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the portion of the daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank, during the period from and including the Effective Date to but excluding the later of the date of termination of the Tranche A Commitments and the date on which there ceases to be any such LC Exposure attributable to such Letters of Credit, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th Business Day following such last day, commencing with the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Tranche A Commitments terminate and any such fees accruing after the date on which the Tranche A Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Banks pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)
[Reserved.]
(d)
The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(e)
All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent or to the applicable Issuing Bank (in the case of fees payable to it) for distribution (i) in the case of facility fees, to the Lenders and (ii) in the case of participation fees, to the Tranche A Lenders. All fees payable hereunder to any Issuing Bank under clause (ii) of paragraph (b) above shall be payable to the office or offices specified by such Issuing Bank for the payment of such fees and will be made by the Company from locations in Guernsey or another jurisdiction under the laws of which no withholding or similar tax will be applicable to such payments. Fees paid shall not be refundable under any circumstances.
SECTION 2.12.
Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate (as set forth under the caption “ABR/Canadian Prime Rate Spread”).

(b)
The Loans comprising each ~~LIBOR~~Term SOFR Borrowing shall bear interest at the Adjusted ~~LIBO Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate (as set forth under the caption “~~LIBOR/SONIA/EURIBOR/CDOR~~Term Benchmark/RFR Spread” in the definition of such term).
(c)
The Loans comprising each ~~SONIA~~RFR Borrowing shall bear interest at the ~~Adjusted~~applicable Daily Simple ~~SONIA~~RFR plus the Applicable Rate (as set forth under the caption “~~LIBOR/SONIA/EURIBOR/CDOR~~Term Benchmark/RFR Spread” in the definition of such term).
(d)
The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate (as set forth under the caption “~~LIBOR/SONIA/EURIBOR/CDOR~~Term Benchmark/RFR Spread” in the definition of such term).
(e)
The Loans comprising each CDOR Borrowing shall bear interest at the CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate (as set forth under the caption “~~LIBOR/SONIA/EURIBOR/CDOR~~Term Benchmark/RFR Spread” in the definition of such term).
(f)
The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate (as set forth under the caption “ABR/Canadian Prime Rate Spread”).
(g)
Notwithstanding the foregoing, if any principal of or interest on any Loan, any LC Disbursement or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any LC Disbursement, 2% per annum plus the interest rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section or Section 2.04(h), as applicable, or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(h)
Accrued interest on each Loan under any Tranche shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments under such Tranche; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or a Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~LIBOR Loan, EURIBOR Loan or CDOR~~ Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.
(i)
All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the ~~Adjusted~~ Daily Simple SONIA, (ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (iii) interest on Borrowings denominated in Canadian Dollars shall each be computed on the basis of a year of 365 days (or~~, in the case of SONIA Borrowings or ABR Borrowings at times when the Alternate Base Rate is based on the Prime Rate and Canadian Prime Rate Borrowings,~~ 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted ~~LIBO Rate, Adjusted~~Term SOFR, Daily Simple ~~SONIA~~RFR, EURIBO Rate, CDO Rate, Alternate Base Rate or Canadian Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. For purposes of the Interest Act (Canada), whenever any interest is computed using a rate based on a year of 360 days, such rate determined pursuant to such computation, when expressed as an annual rate, is equivalent to (A) the applicable rate based on a year of 360 days, multiplied by (B) the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends and divided by (C) 360.
(j)
The rates of interest provided for in this Agreement, insofar as they relate to the Tranche A Loans and the Tranche B Loans made to or LC Disbursements under Letters of Credit issued for the account of the Swiss Borrowing Subsidiaries, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable by the Swiss Borrowing Subsidiaries at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to the Swiss Withholding Tax. Notwithstanding that the parties hereto do not anticipate that any payment of interest will be subject to the Swiss Withholding Tax, such parties agree that, in the event that (i) the Swiss Withholding Tax shall be imposed on interest payments by any Swiss Borrowing Subsidiary and (ii) such Swiss Borrowing Subsidiary is unable, by reason of the Swiss Withholding Tax Act, to comply with Section 2.16, the interest rate on Loans to and LC Disbursements for the account of such Swiss Borrowing Subsidiary shall, subject to paragraph (k) of this Section, be increased in such a way that the amount of interest effectively paid to each Lender or Issuing Bank is in an amount which (after making any deduction of the Non-Refundable Portion of the Swiss Withholding Tax) equals the amount of such interest that would have been due had no deduction of the Swiss Withholding Tax been required. For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender or Issuing Bank based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate (or no withholding tax is imposed), in which case such lower rate (or zero rate) shall be applied in relation to such Lender or Issuing Bank. To the extent that interest payable by a Swiss Borrowing Subsidiary under this Agreement or any other Credit Document becomes subject to Swiss Withholding Tax, each applicable Lender or Issuing Bank and the applicable Swiss Borrowing Subsidiary shall promptly co-operate in a commercially reasonable manner in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for the applicable Swiss Borrowing Subsidiary to obtain the tax ruling from the Swiss Federal Tax Administration.
(k)
No Swiss Borrowing Subsidiary shall be required to pay any additional amount to a Lender pursuant to paragraph (j) above to compensate such Lender for any Swiss Withholding Tax that, as to such Lender, is an Excluded Tax by reason of subclause (d) of the definition of such term.

SECTION 2.13.
Alternate Rate of Interest; Illegality. (a) Subject to paragraph (b) of this Section, if:
(i)
the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a ~~LIBOR Borrowing, a EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO Rate~~Term SOFR, the EURIBO Rate or the CDO Rate, as the case may be (including because the ~~applicable~~Relevant Screen Rate is not available or published on a current basis), for the applicable ~~currency~~Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple ~~SONIA with respect to any Borrowing denominated in Sterling, provided that no Benchmark Transition Event shall have occurred at such time~~RFR for the applicable Agreed Currency; or
(ii)
the Administrative Agent is advised by the Required Lenders (or a Majority in Interest of the Lenders of the applicable Class) (A) prior to the commencement of any Interest Period for a  ~~LIBOR Borrowing, a EURIBOR Borrowing or a CDOR~~Term Benchmark Borrowing, that the Adjusted ~~LIBO Rate~~Term SOFR, the EURIBO Rate or the CDO Rate, as the case may be, for the applicable ~~currency~~Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in such Borrowing for such Interest Period or (B) at any time, that the ~~Adjusted~~applicable Daily Simple ~~SONIA with respect to any Borrowing denominated in Sterling~~RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining the Loans included in ~~such~~any RFR Borrowing of such Class;

then the Administrative Agent shall give notice thereof to the Company and the ~~applicable~~ Lenders by telephone~~, fax~~ or email as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the ~~applicable~~ Lenders that the circumstances giving rise to such notice no longer exist~~, (A)~~ with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Term Benchmark Borrowing of such Class as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing of such Class for such Interest Period shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) a Daily Simple SOFR Borrowing for so long as the Adjusted Daily Simple SOFR is not also the subject of 2.13(a)(i) or 2.13(a)(ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or 2.13(a)(ii), (B) in the case of Loans denominated in Canadian Dollars, any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Term Benchmark Borrowing of such Class as, ~~an affected LIBOR~~a Term Benchmark Borrowing~~, EURIBOR~~ for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing of such Class for such

Interest Period shall instead be deemed to be an Interest Election Request or ~~CDOR~~a Borrowing Request, as ~~the case may be, shall be ineffective, (B) any affected LIBOR Borrowing, EURIBOR~~applicable, for a Canadian Prime Rate Borrowing and (C) in the case of Loans denominated in a Foreign Currency (other than Canadian Dollars), any Interest Election Request that requests the conversion of any Borrowing of such Class to, or continuation of any Term Benchmark Borrowing of such Class as, a Term Benchmark Borrowing for such Interest Period and any Borrowing Request that requests a Term Benchmark Borrowing of such Class for such Interest Period or ~~CDOR~~an RFR Borrowing ~~that is requested to be continued shall (1) if denominated in US Dollars and made to a US Borrowing Subsidiary~~of such Class, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan of such Class and in such Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to the Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a ~~Canadian~~new Borrowing ~~Subsidiary, be continued as an ABR Borrowing, or (2) otherwise, be prepaid~~Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan of such Class shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute (x) a Daily Simple SOFR Loan for so long as the Adjusted Daily Simple SOFR is not also the subject of 2.13(a)(i) or 2.13(a)(ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR is also the subject of Section 2.13(a)(i) or 2.13(a)(ii) above and (2) any RFR Loan of such Class shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan denominated in a Foreign Currency (other than Canadian Dollars) shall, on the last day of the ~~then current~~ Interest Period applicable ~~thereto, (C) any SONIA Borrowing shall be prepaid~~to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread, (2) any Term Benchmark Loan denominated in Canadian Dollars shall, on the last day of the ~~Company receives such notice,~~Interest Period applicable to such Loan, convert to, and shall constitute, a Canadian Prime Rate Loan that bears interest at the Canadian Prime Rate plus the Applicable Rate and (~~D~~3) any ~~Borrowing Request for an affected LIBOR Borrowing, EURIBOR Borrowing or CDOR Borrowing shall (1) if~~RFR Loan shall on and from such day convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, in each case of the foregoing clauses (1), (2) and (3), if the Administrative Agent reasonably determines at any time that adequate and reasonable means do not exist for ascertaining the Central Bank Rate for the applicable Agreed Currency or the Canadian Prime Rate, as applicable, at the applicable Borrower’s election (exercised by written notice to the Administrative Agent): (A) such Loan shall be converted into an ABR Loan denominated in US Dollars ~~and made~~(in an aggregate principal amount equal to ~~a~~the US ~~Borrowing Subsidiary or a Canadian Borrowing Subsidiary, be deemed a request for an ABR Borrowing,~~Dollar Equivalent (for this purpose, determined using the

Exchange Rate on the date of determination) of the applicable Loan) immediately or (~~2~~B) ~~otherwise, be ineffective and~~such Loan shall be prepaid by the applicable Borrower on the day that such Borrower receives notice thereof from the Administrative Agent (it being understood that if no election is made by the applicable Borrower (or the Company on its behalf) by such day, the applicable Borrower shall be deemed to have selected clause (~~E~~A)). Interest on any ~~Borrowing Request for a SONIA Borrowing~~CBR Loan shall be ~~ineffective.~~ payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.

(b)
(i) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1~~) or (2~~) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (B) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Credit Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

~~(ii) Notwithstanding anything to the contrary herein or in any other Credit Document and subject to the proviso below in this paragraph, (A) with respect to a Loan denominated in US Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date or (B) with respect to a Loan denominated in Euros, if a Term ESTR Transition Event and its related Benchmark Replacement Date, as applicable, have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any other Credit Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document; provided that this paragraph (b)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice or a Term ESTR Notice, as applicable. For the avoidance of doubt, the Administrative Agent shall not be required to deliver any (A) Term SOFR Notice after the occurrence of a Term SOFR Transition Event or (B) Term ESTR Notice after the occurrence of a Term ESTR Transition Event, and may do so in its sole discretion.~~

(ii)
~~(iii) In connection with the implementation of a Benchmark Replacement~~Notwithstanding anything to the contrary herein or in any other Credit

Document, the Administrative Agent will have the right, in consultation with the Company, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.
(iii)
~~(iv)~~ The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~ (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(~~v~~iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.13.
(iv)
~~(v)~~ Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR, ~~Term ESTR, LIBO Rate,~~ EURIBO Rate or CDO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)
~~(vi)~~ Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, ~~(A)~~ the applicable Borrower may revoke any Borrowing Request for ~~a LIBOR Borrowing, EURIBOR Borrowing or CDOR Borrowing~~Term Benchmark Loans or RFR Loans, or conversion to or continuation of Term Benchmark Loans, as applicable, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (~~B~~x) ~~unless revoked pursuant to clause~~

~~(A) above, any such Borrowing Request~~the applicable Borrower will be deemed to have converted any request for a ~~LIBOR~~Term Benchmark Borrowing ~~(1) if made to a US Borrowing Subsidiary or a Canadian Borrowing Subsidiary, shall be deemed a request for an ABR Borrowing or (2) otherwise, shall be ineffective~~denominated in US Dollars into a request for a borrowing of, or conversion to, (1) a Daily Simple SOFR Borrowing for so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, (~~C~~y) ~~any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing, EURIBOR~~the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Canadian Dollars into a request for a borrowing of, or conversion to, a Canadian Prime Rate Loan and (z) any request for a Term Benchmark Borrowing or ~~CDOR~~RFR Borrowing~~, as applicable, during any Benchmark Unavailability Period~~ denominated in a Foreign Currency (other than Canadian Dollars) shall be ineffective ~~and (D) any LIBOR Borrowing, EURIBOR Borrowing, CDOR~~. Furthermore, if any Term Benchmark Borrowing or ~~SONIA~~RFR Borrowing~~, as applicable, that~~ denominated in any Agreed Currency is outstanding on the date of the Company’s receipt of such notice of the commencement of a Benchmark Unavailability Period with respect to ~~a~~the Relevant Rate applicable to such Term Benchmark Borrowing or RFR Borrowing, then, until such time as a Benchmark Replacement for ~~the applicable currency~~such Agreed Currency is implemented pursuant to this Section 2.13~~,~~(b), (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute (x) a Daily Simple SOFR Loan for so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (2) any RFR Loan shall on and from such day convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan denominated in a Foreign Currency (other than Canadian Dollars) shall, on the last day of the ~~current~~ Interest Period applicable to such ~~Borrowing,~~Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread, (2) any Term Benchmark Loan denominated in Canadian Dollars shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a Canadian Prime Rate Loan that bears interest at the Canadian Prime Rate plus the Applicable Rate and (3) any RFR Loan shall, on the date of the Company’s receipt of such notice, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, in each case of the foregoing clauses (1), (2) and (3), if the Administrative Agent reasonably determines at any time that adequate and reasonable means do not exist for ascertaining the Central Bank Rate for the applicable Agreed Currency or the Canadian Prime Rate, as applicable, at the applicable Borrower’s election: (A) such Loan shall be converted into an ABR Loan denominated in US Dollars ~~and made~~(in an aggregate principal amount equal to ~~a~~the US ~~Borrowing Subsidiary or a Canadian Borrowing Subsidiary, be continued as an ABR Borrowing~~Dollar Equivalent (for this purpose, determined using the Exchange Rate on the date of determination) of the applicable Loan) immediately or (~~2~~B) ~~otherwise, be repaid~~such Loan shall be prepaid by the applicable Borrower on the day that such Borrower receives notice thereof from the Administrative Agent (it being understood that if no election is made by the applicable Borrower (or the Company on its behalf) by such day~~.~~ , the applicable Borrower shall be deemed to have selected clause (A)). Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate or Canadian Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, ~~will not be used in any determination of Alternate Base Rate and such component~~ shall be ~~deemed to be zero~~disregarded.
(c)
Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender, any Affiliate of a Lender or its or their applicable Lending Office to perform its obligations hereunder to make Loans in any ~~currency~~Agreed Currency or to any Borrower, then such Lender shall notify the Administrative Agent thereof and the obligation of such Lender to make such Loans shall be suspended until such Lender shall notify the Administrative Agent, and the Administrative Agent shall notify the Company and the other Lenders, that the circumstances causing such suspension no longer exist (which notice shall be given promptly after such Lender shall become aware that the circumstances causing such suspension no longer exist).
SECTION 2.14.
Increased Costs. (a) If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or, in the case of Letters of Credit, participated in by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBO Rate)~~ or any Issuing Bank;
(ii)
impose on any Lender, any Issuing Bank or the ~~Relevant Interbank Market~~applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~LIBOR Loans, SONIA Loans, EURIBOR Loans or CDOR~~ Loans made by such Lender or any Letter of Credit or participations therein; or
(iii)
subject any Lender, any Issuing Bank or the Administrative Agent to any Taxes (other than Indemnified Taxes and Excluded Taxes or Swiss Withholding Tax) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to any Lender or any Issuing Bank of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by any Lender, any Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Company will (or will cause the applicable Borrowing Subsidiary to) pay to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(b)
If any Lender or Issuing Bank determines in good faith that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or any Commitment of, the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will (or will cause the applicable Borrowing Subsidiary to) pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)
A certificate of a Lender, an Issuing Bank or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender, such Issuing Bank or the Administrative Agent or its holding company, as the case may be, and the manner in which such amount or amounts have been calculated, as specified in paragraph (a) or (b) of this Section, shall be delivered to the Company and shall be conclusive absent manifest error; provided that a Lender, an Issuing Bank or the Administrative Agent shall only be required to include reasonable details in such certificate and shall not be required to include any information that such Lender, Issuing Bank or the Administrative Agent is not legally allowed to disclose. The Company shall pay (or cause the applicable Borrowing Subsidiary to pay) such Lender, such Issuing Bank or the Administrative Agent, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Failure or delay on the part of any Lender, any Issuing Bank or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, such Issuing Bank’s or the Administrative Agent’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender, an Issuing Bank or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, such Issuing Bank or the Administrative Agent, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s, such Issuing Bank’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180‑day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)
Payments of any amounts due under this Section shall be without duplication of any payments required to be made under Section 2.15, 2.16 or 2.20. To the extent payment of any amount due under this Section is also required under one or more of Sections 2.15, 2.16 and

2.20, such payment will be due only under Section 2.16 or, if not within the scope of Section 2.16, under any one other Section as the payee may elect.
(f)
Notwithstanding the foregoing provisions of this Section, each Lender will make claims under this Section in respect (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act or requests, rules, guidelines or directives thereunder or issued in connection therewith or (ii) requests, rules guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor similar authority) or other financial regulatory authorities, in each case pursuant to Basel III, CRD IV or CRD V, only if such Lender represents that it is the general policy or practice of such Lender to make such claims under comparable credit facilities containing yield protection provisions that permit it to make such claims.
SECTION 2.15.
Break Funding Payments. In the event of (~~A~~a) the payment of any principal of any ~~LIBOR Loan, EURIBOR Loan or CDOR~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (~~B~~b) the conversion of any ~~LIBOR Loan, EURIBOR Loan or CDOR~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~C~~c) the failure to borrow, convert, continue or prepay any ~~LIBOR Loan, EURIBOR Loan or CDOR~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether any such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith) or (~~D~~d) the assignment of any ~~LIBOR Loan, EURIBOR Loan or CDOR~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18(b) or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but not for any lost profit) attributable to such event. ~~Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate, the EURIBO Rate or the CDO Rate, as the case may be, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Relevant Interbank Market.~~ In the event of (A) the payment of any principal of any ~~SONIA~~RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (B) the failure to borrow or prepay any ~~SONIA~~RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith) or (C) the assignment of any ~~SONIA~~RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Company pursuant to Section 2.18(b) or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense (but not for any lost profit) attributable to such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Payments of any amounts due under this Section shall be without duplication of any payments required to be made under Section 2.14, 2.16 or 2.20. To the extent payment of any amount due under this Section is also required under one or more of Sections 2.14, 2.16 and 2.20, such payment will be due only under Section 2.16 or, if not within the scope of Section 2.16, under any one other Section as the payee may elect.
SECTION 2.16.
Taxes. (a) Any and all payments by or on account of any obligation of a Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Taxes; provided, however, that if any Borrower shall be required by applicable law to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender and each Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law (and, for the avoidance of doubt, the net remittance and refund procedures as set out in Section 2.12(j) shall apply).
(b)
In addition, but without duplication, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)
(i) Each Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth the amount of such payment or liability delivered to the Company by the Administrative Agent, a Lender or an Issuing Bank, or by the Administrative Agent on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error. The Administrative Agent, such Lender or such Issuing Bank shall use commercially reasonable efforts to cooperate with such Borrower, at such Borrower’s expense, to contest any Indemnified Taxes or Other Taxes imposed on or with respect to payments made to or by the Administrative Agent, such Lender or such Issuing Bank and indemnified by such Borrower that such Borrower reasonably believes were not correctly or legally imposed or asserted by the relevant Governmental Authority.

(ii) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (A) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(h) relating to the maintenance of a Participant Register and (C) any Excluded Taxes

attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or under any other Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c)(ii). For the avoidance of doubt, nothing in this paragraph (c)(ii) shall increase the obligations of any Borrower under this Section 2.16.

(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)
(i) Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of any jurisdiction in which a Borrower to which such Lender may be required to make Loans hereunder is resident or located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company and the applicable Borrower (if not the Company), with a copy to the Administrative Agent, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided, other than in the case of any exemption or reduction on which such Lender shall have been relying at the time it became a Lender or as to which such Lender becomes actually aware after such time, that such Lender has received written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation (together with English translations thereof, if requested by such Lender). Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(a), 2.16(e)(ii)(b) or 2.16(e)(iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any such previously delivered documentation to the Company.
(ii)
Without limiting the generality of the foregoing, in the event that a Borrower to which such Lender may be required to make Loans hereunder is a US Person:
(a)
any Lender that is a US Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(b)
any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:
(A)
in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other ~~Loan~~Credit Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other ~~Loan~~Credit Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(B)
an executed IRS Form W-8ECI;
(C)
in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 871(h)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(D)
to the extent a Non-US Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-3 or Exhibit F-4, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 on behalf of each such direct or indirect partner;
(c)
any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by such recipient) on or prior to the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine withholding or deduction required to be made; and

(iii)
If a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for any Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)
For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)
If the Administrative Agent or a Lender determines, in its good faith judgment (which shall be conclusive absent manifest error), that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or other Person. To the extent this Section 2.16(f) otherwise applies, the Administrative Agent or the relevant Lender and the relevant Borrower will cooperate to pursue any applicable refund, if necessary.
(g)
Payments of any amounts due under this Section shall be without duplication of any payments required to be made under Section 2.14, 2.15 or 2.20. To the extent payment of any amount due under this Section is also required under one or more of Sections 2.14, 2.15 and 2.20, such payment will be due only under this Section or, if not within the scope of this Section, under any one other Section as the payee may elect.

(h)
Each Lender that is a Tranche A Lender or a Tranche B Lender as of the Effective Date confirms that, as of the Effective Date, such Lender is a Swiss Qualifying Bank. Each Lender that shall become a Tranche A Lender or a Tranche B Lender after the Effective Date confirms that, as of the date such Person becomes a Tranche A Lender or a Tranche B Lender, and each Person that shall at any time acquire a participation in any Tranche A Loan or Tranche B Loan of any Swiss Borrowing Subsidiary shall be deemed to have confirmed as of the date such Person acquires such participation (or, if earlier, the date on which such Person acquired the participation in a Tranche A Commitment or a Tranche B Commitment that resulted in its acquisition of such participation in such Tranche A Loan or Tranche B Loan of such Swiss Borrowing Subsidiary upon the making thereof), that whether it is a Swiss Qualifying Bank or a Swiss Non-Qualifying Bank; provided that no such confirmation is made by any such Tranche A Lender, Tranche B Lender or participant that, in accordance with Sections 11.04(k) and 11.04(l), is permitted to become a Tranche A Lender, a Tranche B Lender or a participant without being required to be a Swiss Qualifying Bank. Each Tranche A Lender and Tranche B Lender which is a Swiss Qualifying Bank, and which participates in a Tranche A Loan or a Tranche B Loan made to or LC Disbursement for the account of any Swiss Borrowing Subsidiary, will promptly notify such Swiss Borrowing Subsidiary and the Administrative Agent in writing as soon as it becomes aware that it ceases, or will cease, to be a Swiss Qualifying Bank. If and to the extent the continued participation of such Tranche A Lender or Tranche B Lender in a Tranche A Loan or a Tranche B Loan to or LC Disbursement for the account of any Swiss Borrowing Subsidiary after it ceases to be a Swiss Qualifying Bank would result in a breach of the Swiss Withholding Tax Rules, the Company may, unless an Event of Default has occurred and is continuing pursuant to clause (h) or (i) of Article VII, require that such Lender transfer its rights and obligations in respect of the Tranche A Loan or Tranche B Loan to another Person in compliance with Section 2.18(b) as soon as reasonably practicable.
(i)
For purposes of applying clause (d) of the definition of the term “Excluded Taxes”, the parties agree that the Swiss Withholding Tax shall be treated as not “applicable” as of the date hereof.
(j)
Unless an Event of Default has occurred and is continuing, a payment shall not be increased with respect to a specific Tranche A Lender or Tranche B Lender under this Section 2.16 by reason of Swiss Withholding Tax if and to the extent Swiss Withholding Tax, as to such Lender, is an Excluded Tax by reason of subclause (d) of the definition of such term.
(k)
(i) Each UK Borrowing Subsidiary shall, at the request of any Lender or the Administrative Agent, assist the Lender in timely completing any procedural formalities (as may be applicable in the United Kingdom at the applicable time) reasonably necessary for such Lender to receive payments hereunder or under any other Credit Document without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

(ii) If a Lender holds a passport number under the UK DTTP Scheme and chooses the UK DTTP Scheme to apply to its receipt of payments hereunder or under any other Credit Document, then such Lender shall include an indication of such choice by providing to the Administrative Agent and each UK Borrowing Subsidiary (in such Lender’s Administrative Questionnaire or otherwise) such Lender’s reference number for the UK DTTP Scheme.

(iii) Without limiting the generality of Section 2.16(h)(i), when a Lender provides the applicable UK DTTP Scheme reference number to the Administrative Agent and each UK Borrowing Subsidiary in accordance with Section 2.16(h)(ii), each UK Borrower shall file with HMRC a duly completed HMRC Form DTTP2 with respect to such Lender within 30 days of the date hereof (or, in the case of any Lender becoming a Lender hereunder after the date hereof, within 30 days of the date such Lender becomes a Lender hereunder), and in each case each UK Borrowing Subsidiary shall promptly provide such Lender and the Administrative Agent with a proof of, and a copy of, such filing. Unless impracticable, such filing shall be made by electronic online submission.

(l)
Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Credit Documents.
(m)
For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
SECTION 2.17.
Payments Generally; Pro Rata Treatment; Sharing of Set‑offs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, fees or reimbursement of LC Disbursements or otherwise) prior to the time required hereunder or under such other Credit Document for such payment or, if no such time is expressly required, prior to 1:00 p.m., ~~Local Time~~New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that payments to be made directly to an Issuing Bank as expressly provided herein shall be made directly to such parties and payments pursuant to Sections 2.14, 2.15, 2.16, 2.20 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Credit Document shall be made in US Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)
If at any time insufficient funds are received by the Administrative Agent from any Borrower (or from the Company as guarantor of the Obligations of such Borrower pursuant to Article X) and available to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of the Loans and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of the Loans and unreimbursed LC Disbursements then due to such parties.
(c)
If any Lender shall, by exercising any right of set‑off or counterclaim or otherwise, obtain payment in respect of its Loans, participations in LC Disbursements or accrued interest on any of the foregoing (collectively, “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement and the other Credit Documents (for the avoidance of doubt, as in effect from time to time), including Sections 2.08(e) and 2.13(c), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company and each Borrowing Subsidiary rights of set‑off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company or such Borrowing Subsidiary in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or any Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each applicable Lender or Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i) if denominated in US Dollars, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) if denominated in any Foreign Currency, the greater of (x) the interest rate reasonably determined by the Administrative Agent to reflect its cost of funds for the amount advanced by the Administrative Agent on behalf of such Lender or Issuing Bank (which determination shall be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Foreign Currency Overnight Rate) and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)
If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d), 2.04(e), 2.06(b), 2.17(c) or 11.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.18.
Mitigation by Lenders; Replacement of Lenders; Mitigation by Borrowers. (a) Each Lender shall, to the extent practicable, designate each Tranche A Lending Office, Tranche B Lending Office and Tranche C Lending Office, and select any branch or Affiliate through which it makes any Loan as contemplated by Section 2.02(b), with a view to minimizing, and if possible avoiding, any required payment by the Borrowers of additional amounts pursuant to Section 2.14, 2.16 or 2.20; provided that no Lender shall be required to designate a Tranche A Lending Office, a Tranche B Lending Office or a Tranche C Lending Office or to select a branch or Affiliate for the making of any Loan if, in the judgment of such Lender, such designation or selection would subject such Lender to any unreimbursed cost or expense or entail any other financial, legal or business disadvantage. If any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.14, 2.16 or 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its affected Loans or other extensions of credit hereunder or to assign its affected rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any designation or assignment pursuant to the immediately preceding sentence to eliminate or reduce amounts payable pursuant to Section 2.14, 2.16 or 2.20 as a result of any Change in Law after the Effective Date.
(b)
If (i) any Lender requests compensation under Section 2.14 or 2.20, (ii) any Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender gives a notice pursuant to Section 2.13(c), (iv) any Lender has become a Defaulting Lender, (v) any Lender has advised the Administrative Agent and the Company after the receipt of a notice of designation of Borrowing Subsidiary that it is contrary to such Lender’s internal policies of general applicability to extend credit to such Subsidiary pursuant to Section 2.21(a) or (vi) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 11.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, in circumstances where

Section 11.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14, 2.16 or 2.20) and obligations under the Credit Documents (or, in the case of any such assignment and delegation resulting from a failure to provide a consent as a Lender of an affected Class, all its interests, rights (other than such existing rights) and obligations under this Agreement and the other Credit Documents as a Lender of such affected Class) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and if a Tranche A Commitment is being assigned, each Issuing Bank), which consent, in each case, shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal, funded participations and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or 2.20 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments and (D) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and any contemporaneous assignments and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender within five Business Days of the notice from the Company referred to in the preceding sentence or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
(c)
If (i) payments by any Borrower from any jurisdiction other than the jurisdiction in which such Borrower is organized are subject to any withholding Tax in the jurisdiction from which payment is made and (ii) any Lender is not legally entitled to a complete exemption from such withholding Tax but would be entitled to such an exemption in the jurisdiction in which such Borrower is organized, such Borrower shall, to the extent practicable, make payments hereunder from the jurisdiction in which it is organized if in the judgment of such Borrower payment from such jurisdiction would not subject it to any cost or expense or entail any other financial, legal or business disadvantage.

SECTION 2.19.
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)
facility fees shall cease to accrue on the unused amount of each Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)
the Commitments and Revolving Credit Exposures of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Credit Document (including any consent to any amendment, waiver or other modification pursuant to Section 11.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 11.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)
if any LC Exposure exists at the time such Lender (if a Tranche A Lender) becomes a Defaulting Lender then:
(i)
any LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.04(d) and 2.04(e)) shall be reallocated among the Non-Defaulting Lenders of Tranche A ratably in accordance with their respective applicable Tranche A Percentages, but only to the extent that, after giving effect to such reallocation, the Tranche A Revolving Credit Exposure of any Non-Defaulting Lender would not exceed such Lender’s Tranche A Commitment;
(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within two Business Days following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Banks and the Tranche A Lenders the portion of such Defaulting Lender’s LC Exposure that has not been reallocated in accordance with the procedures set forth in Section 2.04(i) for so long as such LC Exposure is outstanding;
(iii)
if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Company shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)
if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted to give effect to such reallocation; and
(v)
if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such

Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)
so long as such Lender (if a Tranche A Lender) is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Tranche A Commitments of the applicable Non-Defaulting Lenders of Tranche A and/or cash collateral provided by the Company in accordance with Section 2.19(c), and participating interests in any such issued, amended or extended Letter of Credit will be allocated among the applicable Non-Defaulting Lenders of Tranche A in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).

In the event that (x) a Bankruptcy Event or Bail-In Action with respect to a Lender Parent of any Tranche A Lender shall have occurred following the date hereof and for so long as such event shall continue or (y) any Issuing Bank has a good faith belief that any Tranche A Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Tranche A Lender commits to extend credit, such Issuing Bank shall not be required to issue, amend or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with the Company or the applicable Tranche A Lender satisfactory to such Issuing Bank to defease any risk to it in respect of such Tranche A Lender hereunder.

In the event that the Administrative Agent, the Company and, in the case of a Defaulting Lender that is a Tranche A Lender, each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Tranche A Lenders shall be readjusted to reflect the inclusion of such Lender’s Tranche A Commitments and on such date such Lender shall purchase at par such of the Loans and such of the funded participations in LC Disbursements of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans and funded participations in accordance with its applicable Tranche A Percentage, Tranche B Percentage and/or Tranche C Percentage, as the case may be, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees suspended during the period when it was a Defaulting Lender, and all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 11.02 and this Section during such period shall be binding on it). The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.19 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent, each Lender, each Issuing Bank, the Company or any other Borrower may at any time have against, or with respect to, such Defaulting Lender.

SECTION 2.20.
Foreign Subsidiary Costs. (a) If the cost to any Lender of making or maintaining any Loan to or participating in any Letter of Credit issued for the account of or made to, any Borrower is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States of America, such Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.
(b)
Each Lender will promptly notify the Company and the Administrative Agent of any event of which it has knowledge that will entitle such Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 45 days after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section in respect of any costs resulting from such event, only be entitled to payment under this Section for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different applicable lending office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.
(c)
Notwithstanding the foregoing, no Lender shall be entitled to compensation under this Section to the extent the increased costs for which such Lender is claiming compensation have been or are being incurred at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor was entitled immediately prior to the assignment to such Lender to receive compensation with respect to such increased costs pursuant to this Section.
(d)
Payments of any amounts due under this Section shall be without duplication of any payments required to be made under Section 2.14, 2.15 or 2.16. To the extent payment of any amount due under this Section is also required under one or more of Sections 2.14, 2.15 and 2.16, such payment will be due only under Section 2.16 or, if not within the scope of Section 2.16, under any one other Section as the payee may elect.
SECTION 2.21.
Borrowing Subsidiaries. (a) The Company may at any time and from time to time designate (i) any Tranche A Subsidiary as a Tranche A Borrower, (ii) any Tranche B Subsidiary as a Tranche B Borrower or (iii) any Tranche C Subsidiary as a Tranche C Borrower, in each case by delivery to the Administrative Agent of (A) a notice of such designation setting forth the effective date thereof (which shall be not fewer than 10 Business Days after the delivery of such notice) and (B) a Borrower Joinder Agreement executed by such Subsidiary and by the Company; provided that the Company shall not designate any Swiss Subsidiary as a Tranche A Borrower or a Tranche B Borrower if the Swiss Twenty Non-Bank Rule would be violated upon the making of any Tranche A Loan, Tranche B Loan or other extension of credit hereunder to such Swiss Subsidiary. The Administrative Agent shall promptly make copies of any such notice and Borrower Joinder Agreement available to each Tranche A Lender, Tranche B Lender or Tranche C Lender, as the case may be. On the effective date specified in such notice, such Subsidiary shall for all purposes of this Agreement be a Tranche A Borrower, a Tranche B Borrower or a Tranche C Borrower, as the case may be, and a party to this Agreement; provided that no Borrower Joinder Agreement shall become effective as to any Subsidiary (x) if within 10 Business Days following the receipt of such notice of designation by the Tranche A Lenders, the Tranche B Lenders or the Tranche C Lenders, as the case may be, any such Lender shall have advised the Administrative Agent and the Company that it is unlawful for such Lender, or contrary to its internal policies of general applicability, to extend credit to such Subsidiary as provided herein or (y) if the Administrative Agent and the applicable Lenders shall not have received, at least five Business Days prior to the date of such effectiveness, all documentation and other information relating to such Subsidiary requested by them for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Anti-Terrorism Act (Canada), and if the Subsidiary is a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification from such Subsidiary. Any Borrowing Subsidiary shall continue to be a Tranche A Borrower, a Tranche B Borrower or a Tranche C Borrower, as the case may be, until the Company shall have executed and delivered to the Administrative Agent a Borrower Termination Agreement with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary hereunder; provided that no Borrower Termination Agreement will become effective as to any Borrowing Subsidiary until all Loans made to such Borrowing Subsidiary shall have been repaid, all Letters of Credit issued for the account of such Borrowing Subsidiary have been drawn in full or have expired and all amounts payable by such Borrowing Subsidiary in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under this Agreement by such Borrowing Subsidiary) shall have been paid in full; provided further that such Borrower Termination Agreement shall be effective to terminate the right of such Borrowing Subsidiary to request or receive further extensions of credit under this Agreement. The Administrative Agent shall promptly make copies of any Borrower Termination Agreement available to each Tranche A Lender, Tranche B Lender or Tranche C Lender, as the case may be.
(b)
The Obligations of the Borrowing Subsidiaries hereunder shall be several and not joint.
(c)
Each Borrowing Subsidiary hereby irrevocably appoints the Company as its representative and agent for all purposes of this Agreement and the other Credit Documents, including (i) the giving and receipt of notices (including any Borrowing Request, any Interest Election Request, any request for a Letter of Credit, delivery or receipt of Communications, requests for waivers, amendments or other modifications of the Credit Documents), (ii) the execution and delivery of all documents, instruments and certificates contemplated hereby or by the other Credit Documents and (iii) all other dealings with the Administrative Agent, any Issuing Bank or any Lender, and each Borrowing Subsidiary releases the Company from any restrictions on representing several Persons and self-dealing under any applicable law. The Company hereby accepts such appointment as representative and agent each Borrowing Subsidiary. Notwithstanding any other provision of this Agreement or any other Credit Document, (A) the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or Communication (including any Borrowing Request or any Interest Election Request) delivered on behalf of any Borrowing Subsidiary by the Company; (B) the Administrative Agent, the Issuing Banks and the Lenders may give any notice to or make any other Communication with any Borrowing Subsidiary hereunder or under any other

Credit Document to or with the Company; and (C) each Borrowing Subsidiary agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Company shall be binding upon and enforceable against it.
ARTICLE III

Representations and Warranties

The Company represents and warrants, and each other Borrower represents and warrants as to itself and its subsidiaries, to the Lenders that:

SECTION 3.01.
Organization; Powers. Each Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02.
Authorization; Enforceability. The Transactions to be entered into by each Borrower are within such Borrower’s corporate, partnership or other applicable powers and have been duly authorized by all necessary corporate, partnership or other applicable action and, if required, by stockholder or other equityholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Credit Document to which any Borrower is to be a party, when executed and delivered by such Borrower, will constitute, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.
Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (b) will not violate any applicable law or regulation or any order of any Governmental Authority or the charter, by‑laws or other organizational documents of any Borrower, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower, except to the extent that such violation or default could not reasonably be expected to have a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of any Borrower (other than Liens created hereunder), except to the extent that the creation or imposition of such Lien could not reasonably be expected to have a Material Adverse Effect, and (e) have received all requisite approvals from the Guernsey Financial Services Commission for borrowings by the Company or any Guernsey Borrowing Subsidiary.
SECTION 3.04.
Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, changes in equity and cash flows as of and for the fiscal year ended September 30, 2020, audited and reported on by Ernst & Young LLP, independent registered public accounting firm, and its consolidated balance sheet and statements of income and cash flows as of and for the fiscal quarter ended December 31, 2020. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to, in the case of such quarterly financial statements, normal year-end audit adjustments and the absence of footnotes.
(b)
Since September 30, 2020, there has been no event or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.05.
Properties. (a) Each of the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)
Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.
Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Credit Documents or the Transactions; provided, that the pendency of the Ecuador Litigation (as opposed to any liabilities that may result therefrom) will not in and of itself be deemed to constitute a Material Adverse Effect. Any liabilities that could reasonably be expected to result from the Ecuador Litigation would not result in a Material Adverse Effect.
(b)
Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07.
Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08.
Investment Company Status. Neither the Company nor any of the Borrowing Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.
Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books reserves if and as required by GAAP or (b) to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Based on the laws in effect as of the date of this representation, the Company is resident in Guernsey for tax purposes and is either subject to a zero percent corporate income tax rate or is otherwise exempt from payment of corporate income tax.
SECTION 3.10.
Employee Benefit Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No event or condition, including any underfunding condition, has occurred or exists, or is reasonably expected to occur, in connection with any pension or other employee benefit plan of the Company or any Subsidiary that, when taken together with all other such events and conditions, could reasonably be expected to result in a Material Adverse Effect.
(b)
Neither any Borrower nor any member of the Controlled Group is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
SECTION 3.11.
Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to the Administrative Agent or any Lender on or before the Effective Date in connection with the negotiation of this Agreement or any other Credit Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Company represents and warrants only that such information was prepared in good faith based upon assumptions believed by the Company to be reasonable at the time.
SECTION 3.12.
Anti-Corruption Laws and Sanctions. The Company maintains and will maintain in effect policies and procedures designed to ensure compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and the Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or any of their respective directors, officers, in their capacities as such, or, to the knowledge of the Company, employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, direct use of the proceeds thereof or, to the knowledge of the Borrowers, indirect use of proceeds thereof, and no issuance of a Letter of Credit (it being understood that no representation is made as to the use of proceeds of a drawing under any Letter of Credit by a beneficiary thereof), will result in a violation by any party hereto of Anti-Corruption Laws or applicable Sanctions.
SECTION 3.13.
Affected Financial Institutions. No Borrower is an Affected Financial Institution.
SECTION 3.14.
Federal Reserve Regulations. Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Federal Reserve Board). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or Regulation X of the Federal Reserve Board. Not more than 25% of the value of the assets subject to the restrictions on the sale, pledge or other disposition of assets of the Company and the Subsidiaries contained in Section 6.02 or Section 6.04 of this Agreement, or in any other agreement to which any Lender or Affiliate of a Lender is party, will at any time be represented by margin stock.
ARTICLE IV

Conditions
SECTION 4.01.
Effective Date. This Agreement shall not become effective as an amendment and restatement of the Existing Credit Agreement until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.02):
(a)
The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 11.06(b), may include any Electronic Signatures transmitted by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).
(b)
The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Borrowers, and (ii) Mourant Ozannes (Guernsey) LLP, Guernsey counsel, in each case covering such matters relating to the Borrowers, the Credit Documents and the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsel to deliver such opinions.
(c)
The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Borrower, the authorization of the Transactions and any other matters relating to the Borrowers, the Credit Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)
The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President, the Secretary or a Financial Officer of the Company, confirming that on and as of the Effective Date, the representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality or Material Adverse Effect, in all respects) and no Default shall have occurred and be continuing.
(e)
The Administrative Agent shall have received all fees and other amounts due and payable by any Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Borrower hereunder.
(f)
The Administrative Agent and the Lenders shall have received all documentation and other information relating to any Borrower requested by them at least 10 Business Days prior to the Effective Date for purposes of ensuring compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Anti-Terrorism Act (Canada), and, if any of the Borrowers is a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, not fewer than five Business Days prior to the Effective Date.
(g)
No Loans or BA Drawings (in each case, as defined in the Existing Credit Agreement) shall be outstanding under the Existing Credit Agreement, and interest, fees and other amounts accrued for the accounts of the lenders or issuing banks under the Existing Credit Agreement, whether or not at the time due, shall have been or shall concurrently be paid in full.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.02) at or prior to 5:00 p.m., New York City time, on March 19, 2021 (and in the event such conditions are not so satisfied or waived, the Existing Credit Agreement will continue in effect in its existing form).

Without limiting the generality of the provisions of Section 11.02, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

SECTION 4.02.
Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and of each Issuing Bank to issue, amend or extend any Letter of Credit is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)
The representations and warranties of the Borrowers set forth in this Agreement (other than, with respect to any Borrowing occurring after the Effective Date, the representations set forth in Section 3.04(b)) shall be true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality or Material Adverse Effect, in all respects) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable (or, to the extent such representations and warranties are expressly stated to have been made as of a specific date, as of such date) (with references to financial statements therein being deemed to refer to the financial statements most recently delivered by the Company under Section 5.01(a) or 5.01(b)).
(b)
At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing (other than any conversion or continuation of any outstanding Loan) and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

SECTION 4.03.
Initial Credit Event for each Additional Borrowing Subsidiary. The obligations of the Lenders to make Loans to, and the obligations of the Issuing Banks to issue Letters of Credit for the account of, any Borrowing Subsidiary that becomes a Borrowing Subsidiary after the Effective Date in accordance with Section 2.21 are subject to the satisfaction of the following conditions:
(a)
The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrower Joinder Agreement, duly executed by the parties thereto (which, subject to Section 11.06(b), may include Electronic Signatures transmitted by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).
(b)
The Administrative Agent shall have received such documents (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrowing Subsidiary, the authorization and legality of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrower Joinder Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees, and each Borrowing Subsidiary covenants and agrees as to itself and its subsidiaries, with the Lenders that:

SECTION 5.01.
Financial Statements and Other Information. The Company will furnish to the Administrative Agent, for the benefit of each Lender:
(a)
within 120 days after the end of each fiscal year of the Company (or, if earlier, the date on which the Company is required to file the same with the SEC or any other Governmental Authority), its audited consolidated balance sheet and related statements of income, changes in equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent registered public accounting firm of recognized standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)
within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, the date on which the Company is required to file the same with the SEC or any other Governmental Authority), its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)
concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06 and 6.07 and (iii) stating whether any material change in GAAP or in the application thereof (including any change in GAAP or in the application thereof that would affect either of the ratios referred to in Sections 6.06 and 6.07) has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying any material effect of such change on the financial statements accompanying such certificate;

(d)
promptly after the same become publicly available, copies of all periodic and other reports and proxy statements filed by the Company or any Subsidiary with the SEC, or any other securities regulatory authority, or with any securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(e)
promptly after either Moody’s or S&P shall have announced a change in the Rating established or deemed to have been established by it, written notice of such Rating change;
(f)
promptly following a request through the Administrative Agent therefor, any documentation or other information that a Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation; and
(g)
promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Credit Document, as the Administrative Agent, for itself or on behalf of any Lender, may reasonably request.

Information required to be delivered pursuant to this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on the Platform or shall be publicly available on the website of the SEC at http://www.sec.gov (and a confirming notice of such availability shall have been delivered to the Administrative Agent). Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02.
Notices of Material Events. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)
the occurrence of any Default;
(b)
the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;
(c)
the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding US$50,000,000;
(d)
any change in the date of its fiscal year end; and
(e)
any other development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto and, in the case of any notice pursuant to clause (a) above, shall expressly state that such notice is a “notice of default”.

SECTION 5.03.
Existence; Conduct of Business. The Company and each Borrowing Subsidiary will keep in full force and effect its legal existence. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its rights, licenses, permits, privileges and franchises except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation, dissolution or similar transaction permitted under Section 6.04.
SECTION 5.04.
Payment of Obligations. The Company will, and will cause each of the Subsidiaries to, pay its material obligations, including material Tax liabilities, before the same shall result in Liens on any material assets of the Company or any Subsidiary, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.
Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customary among companies engaged in the same or similar businesses (other than risks that, if actualized, could not reasonably be expected to result in a Material Adverse Effect).
SECTION 5.06.
Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent, or by any Lender acting through the Administrative Agent, upon reasonable prior notice from the Administrative Agent, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.07.
Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, (a) comply with all laws, rules, regulations and orders of Governmental Authorities applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b)

maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.
Use of Proceeds.
(a)
The proceeds of the Loans made under this Agreement will be used, and any Letters of Credit under this Agreement will be issued, only for general corporate purposes of the Company and/or the Subsidiaries, which may include acquisitions (but only if approved by the board of directors or other governing body of the target entity before the acquiror commences a tender offer, proxy solicitation or similar action with respect to the target’s voting capital stock), repayments of indebtedness, investments and share repurchases (it being understood that no covenant or agreement is made as to the use of proceeds of a drawing under any Letter of Credit by a beneficiary thereof).
(b)
The Borrowers will not request any Borrowing or Letter of Credit, and the Borrowers will not directly or, to the knowledge of the Borrowers, indirectly, use, and will procure that the other Subsidiaries and their and such other Subsidiaries’ respective directors, officers, employees and agents will not directly or, to the knowledge of the Borrowers, indirectly, use, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country (except to the extent such activity, business or transaction would not be prohibited for a Person required to comply with Sanctions, including by virtue of licenses granted by applicable Governmental Authorities; provided that each Lender consents to the use of such license) or (iii) in any manner that would result in the violation of any Sanctions by any party hereto.
SECTION 5.09.
Compliance with Swiss Withholding Tax Rules. Each Swiss Borrowing Subsidiary shall ensure that while it is a Borrower it shall comply with the Swiss Withholding Tax Rules; provided that the Swiss Borrowing Subsidiary shall not be in breach of this covenant if its number of creditors in respect of either the Swiss Ten Non-Bank Rule or the Swiss Twenty-Non Bank Rule is exceeded solely by reason of a failure by one or more Lenders to comply with their obligations under Section 2.16(h) or 11.04(k) or by having lost its status as Swiss Qualifying Bank (other than as a result of any Change in Law). For purposes of compliance with the Swiss Twenty Non-Bank Rule, each Swiss Borrowing Subsidiary shall assume for the purposes of determining the total number of creditors which are Non-Swiss Qualifying Banks that at all times there are 10 Lenders that are Swiss Non-Qualifying Banks (irrespective of whether or not there are, at any time, any such Lenders).

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated and all LC Disbursements have been reimbursed, the Company covenants and agrees, and each Borrowing Subsidiary covenants and agrees as to itself and its subsidiaries, with the Lenders that:

SECTION 6.01.
Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness or any preferred stock or other preferred equity interests other than:
(a)
Indebtedness under the Credit Documents;
(b)
Indebtedness existing on the date hereof and set forth on Schedule 6.01, and Refinancing Indebtedness in respect thereof;
(c)
(i) Indebtedness of any Subsidiary owed to the Company or any other Subsidiary and (ii) preferred stock or other preferred equity interests in any Subsidiary held by the Company or any other Subsidiary or, in the case of any Subsidiary that is a bona fide joint venture, any other holder of the Equity Interests therein; provided that no such Indebtedness shall be assigned to, or subjected to any Lien in favor of, a Person other than the Company or a Subsidiary;
(d)
Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, and Refinancing Indebtedness in respect of such Indebtedness; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e)
Indebtedness, preferred stock or preferred equity interests of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness, preferred stock or preferred equity interests shall exist at the time such Person becomes a Subsidiary, shall not be created in contemplation of or in connection with such Person becoming a Subsidiary and shall not be secured by any Liens other than Liens permitted under Section 6.02(e), and Refinancing Indebtedness in respect of such Indebtedness;
(f)
Indebtedness of any Subsidiary as an account party in respect of letters of credit backing obligations that do not constitute Indebtedness;
(g)
Indebtedness deemed to exist in connection with any Sale-Leaseback Transaction permitted under Section 6.03;
(h)
Guarantees by any Subsidiary of Indebtedness of any other Subsidiary permitted by this Section 6.01;

(i)
Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements between the Company and its Subsidiaries and cash management and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the ordinary course of business; and
(j)
other Indebtedness not expressly permitted by clauses (a) through (i) above; provided that at the time of and after giving pro forma effect to the incurrence of any such Indebtedness and the application of the proceeds thereof, the sum, without duplication, of (i) the aggregate outstanding principal amount of Indebtedness permitted solely by this clause (i), (ii) the aggregate outstanding principal amount of the Indebtedness secured by Liens and the outstanding Securitization Transactions, in each case, permitted solely by Section 6.02(h) and (iii) the Attributable Debt in respect of Sale-Leaseback Transactions permitted by Section 6.03 does not exceed the Basket Amount.
SECTION 6.02.
Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)
any Liens securing the Obligations;
(b)
Permitted Liens;
(c)
any Lien securing Indebtedness permitted under Section 6.01(c);
(d)
any Lien on any property or asset of the Company or any Subsidiary or proceeds thereof existing on the date hereof (and any replacement Lien securing permitted extensions, renewals and replacements of the obligations secured by any such Lien); provided that any such Lien on any property or asset of the Company or any Subsidiary the value of which exceeds US$15,000,000 is set forth on Schedule 6.02; provided further that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(e)
any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f)
Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary securing Indebtedness incurred to finance such acquisition, construction or improvement; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, as the case may be, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Liens shall not apply to any other property or assets of the Company or any Subsidiary;
(g)
Liens deemed to exist in connection with Sale-Leaseback Transactions permitted under Section 6.03; and
(h)
other Liens on assets other than Equity Interests in Subsidiaries securing or deemed to exist in connection with Indebtedness, and sales of accounts receivable and rights in respect thereof pursuant to Securitization Transactions; provided that at the time of and after giving pro forma effect to the incurrence of any such Lien (or any Indebtedness secured thereby and the application of the proceeds thereof), the sum, without duplication, of (i) the aggregate outstanding principal amount of the Indebtedness secured by Liens and the outstanding Securitization Transactions, in each case, permitted solely by this clause (h), (ii) the aggregate outstanding principal amount of Indebtedness permitted solely by Section 6.01(j) and (iii) the Attributable Debt in respect of Sale-Leaseback Transactions permitted by Section 6.03 does not exceed the Basket Amount.
SECTION 6.03.
Sale and Lease Back Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale-Leaseback Transaction except (a) a Sale-Leaseback Transaction between the Company and a Subsidiary or between Subsidiaries, and (b) to the extent that at the time of and after giving pro forma effect to the entry into any such Sale-Leaseback Transaction, the sum, without duplication, of (i) the Attributable Debt with respect to all such Sale-Leaseback Transactions in effect at any time, (ii) the aggregate outstanding principal amount of Indebtedness permitted solely by Section 6.01(j) and (iii) the aggregate outstanding principal amount of the Indebtedness secured by Liens and the outstanding Securitization Transactions, in each case, permitted solely by Section 6.02(h) does not exceed the Basket Amount.
SECTION 6.04.
Fundamental Changes. (a) The Company will not, and will not permit any Subsidiary to, merge, amalgamate or consolidate with any other Person, or permit any other Person to merge, amalgamate or consolidate with or into it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any substantial portion of its assets, or acquire all or substantially all the Equity Interests or assets of any other Person or assets constituting a division or other business unit, or liquidate or dissolve, except that (i) any Subsidiary may merge, consolidate or amalgamate with or into the Company or any other Subsidiary, provided that (A) in any such transaction to which the Company is a party, the Company shall be the surviving or resulting Person and (B) in any such transaction to which any Borrowing Subsidiary is a party, such Borrowing Subsidiary shall be the surviving or resulting Person; (ii) any Subsidiary may sell, lease or otherwise transfer all or any part of its assets to the Company or to another Subsidiary, including, other than in the case of any Borrowing Subsidiary, by liquidation or dissolution; (iii) the Company and the Subsidiaries may (A) sell, transfer, lease or otherwise dispose of inventory and worn out or obsolete equipment in the ordinary course of business and (B) sell other assets (including through one or more mergers, consolidations or amalgamations of Subsidiaries) so long as (1) the greater of the aggregate book value and the aggregate fair market value of the assets sold pursuant to this clause (B) during any fiscal year of the Company does not exceed 15% of the Consolidated Assets of the Company and the Subsidiaries as of the end of the immediately preceding fiscal year, and (2) if the greater of the aggregate book value and the aggregate fair market value of all assets so sold during such fiscal year exceeds 10% of Consolidated Assets as of the end of the immediately preceding fiscal year, the tangible assets so sold during such fiscal year do not account for more than 10% of Consolidated Tangible Assets as of the end of such immediately preceding fiscal year; provided that in the case of any Material Disposition, (1) no Default shall exist after giving effect to such disposition and (2) the Company shall be in compliance on a pro forma basis with the covenants set forth in Sections 6.06 and 6.07 as of the end of and for the most recent Test Period, giving effect to such disposition and any related repayment of Indebtedness as if it had occurred at the beginning of such period (and the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth computations demonstrating such pro forma compliance); and (iv) the Company or any Subsidiary may acquire all or substantially all the Equity Interests or assets of any other Person or assets constituting a division or other business unit, including through a merger, consolidation or amalgamation of any Person with the Company or a Subsidiary; provided that (A) in the case of any such acquisition involving a merger, consolidation or amalgamation to which the Company is a party, the Company shall be the surviving or resulting Person, (B) in the case of any such acquisition involving a merger, consolidation or amalgamation to which a Borrowing Subsidiary is a party, such Borrowing Subsidiary shall be the surviving or resulting Person and (C) in the case of any Material Acquisition, (1) no Default shall exist after giving effect to such acquisition, and (2) the Company shall be in compliance on a pro forma basis with the covenants set forth in Sections 6.06 and 6.07 as of the end of and for the most recent Test Period, giving effect to such acquisition and any related incurrence or repayment of Indebtedness as if it had occurred at the beginning of such period (and the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer setting forth computations demonstrating such pro forma compliance).
(b)
The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the date of this Agreement and businesses reasonably related thereto.
SECTION 6.05.
Restrictive Agreements. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to its shares of capital stock or other Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by any Credit Document, (b) restrictions and conditions existing on the date hereof and identified on Schedule 6.05 (but shall apply to any extension or renewal, or any amendment or modification expanding the scope, of any such restriction or condition), (c) customary restrictions and conditions that are contained in any agreement for the sale of any asset or Subsidiary in a transaction permitted by this Agreement and applicable only to the asset or Subsidiary that is to be sold, (d) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational or constitutional documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary, (e) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(e) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary and (f) restrictions and conditions imposed by any agreement relating to Indebtedness permitted by Section 6.01(d), 6.01(g) or 6.01(j), provided that such restrictions and conditions, at the time such Indebtedness is incurred, are typical and customary of Indebtedness of this type (as reasonably determined by the Company).
SECTION 6.06.
Interest Coverage Ratio. The Company will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any Test Period, to be less than 3.25 to 1.00.
SECTION 6.07.
Consolidated Total Debt to Consolidated EBITDA Ratio. The Company will not permit the ratio of (a) Consolidated Total Indebtedness as of the last day of any Test Period to (b) Consolidated EBITDA for such Test Period to be greater than 3.50 to 1.00.
ARTICLE VII

Events of Default

If any of the following events (each, an “Event of Default”) shall occur:

(a)
any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)
any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)
any representation or warranty or statement made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)
any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the existence of any Borrower) or 5.08 or in Article VI;
(e)
any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Credit Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);
(f)
the Company or any Subsidiary shall fail to make any payment (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise but in each case after giving effect to any applicable grace periods) in respect of any Material Indebtedness at the maturity date thereof;
(g)
any event or condition occurs that results in any Material Indebtedness becoming due or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or that results in the termination or unwinding of, or permits any purchaser or other counterparty to terminate or unwind (with or without the giving of notice, the lapse of time or both), prior to its scheduled termination, any Securitization Transaction constituting, or any Hedging Agreement the obligations of which constitute, Material Indebtedness; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof, or any refinancing thereof, by the Company or any Subsidiary;
(h)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets or (iii) a declaration that any Borrower or any Material Subsidiary is en desastre, or proceedings are commenced in saisie or an initial vesting is declared over any Borrower or any Material Subsidiary or over the assets of any Borrower or any Material Subsidiary, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving, ordering or declaring any of the foregoing shall be entered;

(i)
any Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief (other than, in the case of any Material Subsidiary that is not a Borrowing Subsidiary, liquidation or dissolution expressly permitted by Section 5.03) under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or seeking a declaration that any Borrower or any Material Subsidiary is en desastre, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)
any Borrower or any Material Subsidiary shall admit in writing its inability, or fail generally, to pay its debts as they become due;
(k)
one or more judgments for the payment of money in an aggregate amount in excess of US$150,000,000 (to the extent not covered by insurance (other than under a self-insurance program) as to which the insurer has been informed of such judgment and does not dispute coverage) shall be rendered against the Borrowers, any Material Subsidiary or any combination thereof and the same shall remain undischarged, unsettled or unpaid for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Borrowers or any Material Subsidiary to enforce any one or more such judgments in such aggregate amount and such action shall not have been promptly stayed; provided, that no judgment of a court in Ecuador arising out of the Ecuador Litigation shall be included in this clause (k) unless (x) one or more courts in jurisdictions outside Ecuador in which the aggregate assets or revenues of the Company and the Material Subsidiaries are material (in the judgment of the Required Lenders) have entered an order enforcing such judgment in such jurisdictions or against the Company or Material Subsidiaries other than Amdocs Development Limited and Amdocs Ecuador S.A. and (y) the Company and any applicable Material Subsidiaries have not, within 30 consecutive days following entry of any such order during which period execution of such order shall not be effectively stayed, discharged, settled, or paid such order;
(l)
an ERISA Event shall have occurred or shall exist that, in the opinion of the Required Lenders, when taken together with all other ERISA Events and other such events and conditions, could reasonably be expected to result in a Material Adverse Effect;
(m)
the guarantee of the Company under Article X shall cease to be, or shall be asserted by the Company not to be, a legal, valid and binding obligation of the Company;

(n)
assets of any Borrower or any Material Subsidiary that in the aggregate are material to the Company and the Subsidiaries, taken as a whole, shall be expropriated, nationalized or otherwise taken by any Governmental Authority if such expropriation, nationalization or taking, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or
(o)
a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company or any other Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall at the request, and may with the consent, of the Required Lenders, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent
SECTION 8.01.
Authorization and Action; Reliance; Limitation of Liability. (a) Each of the Lenders and Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto. Each Lender and each Issuing Bank exempts the Administrative Agent from the restrictions pursuant to Section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible for such Lender and Issuing Bank. Any Lender and any Issuing Bank that cannot grant such exemption shall notify the Administrative Agent accordingly and, upon request of the Administrative Agent, either act in accordance with the terms of this Agreement and/or any other Credit Document as required pursuant to this Agreement and/or such other Credit Document or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and/or any other applicable laws. Without limiting the generality of the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform their obligations under, each of the

Credit Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Credit Documents.
(b)
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Credit Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) as to any matters not expressly provided for herein and in the other Credit Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Credit Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided that the Administrative Agent shall not be required to take any action that (A) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner reasonably satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (B) is contrary to this Agreement or any other Credit Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Credit Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (iii) except as expressly set forth in the Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any of the Subsidiaries or any other Affiliates of the foregoing that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it under or in connection with this Agreement or the other Credit Documents with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Credit Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). Neither the Administrative Agent nor any of its Related Parties shall be deemed to have knowledge of (x) any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof, stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under such Section, is given to the Administrative Agent by the Company or (y) any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company or a Lender, and neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (A) any recital, statement, warranty or representation made in or in connection with any Credit Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document or the occurrence of any Default, (D) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Nothing in this Agreement or any other Credit Document shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)
In performing its functions and duties hereunder and under the other Credit Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:
(i)
the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any Issuing Bank other than as expressly set forth herein and in the other Credit Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Credit Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender and Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Credit Document and/or the transactions contemplated hereby or thereby; and
(ii)
nothing in this Agreement or any Credit Document shall require the Administrative Agent to account to any Lender or Issuing Bank for any sum or the profit element of any sum received by the Administrative Agent for their own account.
(d)
The Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 11.04, (ii) may rely on the Register to the extent set forth in Section 11.04(d) and (iii) in determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance, amendment or extension of such Letter of Credit. Notwithstanding anything herein to the contrary, neither the Administrative Agent nor any of its Related Parties shall have any liability arising from, or be responsible for any Liability, cost or expense suffered by any Person on account of, (i) any confirmation of the Revolving Credit Exposure, the component amounts thereof or any Exchange Rate or US Dollar Equivalent or (ii) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender.
(e)
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender or Issuing Bank for acting or not acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including ~~a fax,~~ any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon, and shall not incur any liability for acting or not acting upon, any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the signatory, sender or authenticator thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable to any Lender or Issuing Bank for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(f)
The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through its respective Related Parties. The exculpatory provisions of this Article VIII and the provisions of Section 11.03 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(g)
In case of the pendency of any proceeding with respect to any Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.15, 2.16 and 11.03) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Credit Documents (including under Section 11.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Loans or other amounts outstanding hereunder or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02.
Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Platform”).
(b)
Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or any Issuing Bank that are added to the Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.
(c)
THE PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY BORROWER, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE PLATFORM.
(d)
Each Lender and Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Credit Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
(e)
Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(f)
Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.
SECTION 8.03.
The Administrative Agent Individually. With respect to its Commitments, any Loans made by it hereunder or Letters of Credit issued by it, any Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.04.
Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by providing 30 days’ notice of such resignation to the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company and, so long as no Event of Default shall have occurred and be continuing, with the Company’s prior consent (which shall not be unreasonably withheld or delayed), to appoint a successor. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank, that is reasonably acceptable to the Company. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Credit Document to the retiring Administrative Agent for the account of any Person other than the retiring Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the retiring Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 11.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Credit Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent.
SECTION 8.05.
Acknowledgment of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank acknowledges that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank and to make, acquire or hold Loans or issue Letters of Credit hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material non-public information) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
(b)
Each Lender, by delivering its signature page to this Agreement or to an Assignment and Assumption or any other Credit Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the Effective Date.
(c)
(i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender and such Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or such Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or such Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or such Issuing Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or such Issuing Bank to the date such amount is repaid to the Administrative Agent at, (A) if such payment is denominated in US Dollars, the greater of (1) the NYFRB Rate and (2) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if such payment is denominated in any currency other than US Dollars, the greater of (1) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (which determination shall be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Foreign Currency Overnight Rate) and (2) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (y) to the extent permitted by applicable law, such Lender and such Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 8.05(c) shall be conclusive, absent manifest error.

(ii)
Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or such Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at, (A) if such payment is denominated in US Dollars, the greater of (1) the NYFRB Rate and (2) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if such payment is denominated in any currency other than US Dollars, the greater of (1) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (which determination shall be conclusive absent manifest error, it being understood that the Administrative Agent may, in its sole discretion, for such purpose deem its cost of funds to be equal to the Foreign Currency Overnight Rate) and (2) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(iii)
Each Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or any Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or such Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers.
(iv)
Each party’s obligations under this Section 8.05(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or a Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.

SECTION 8.06.
Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:
(i)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

SECTION 8.07.
Miscellaneous. (a) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks and, except solely to the extent of the Company’s consent rights pursuant to and subject to the conditions set forth in this Article, none of the Borrowers or any of their respective Affiliates shall have any rights as a third party beneficiary of any such provisions.
(b)
None of the Arrangers, the Syndication Agent or the Documentation Agents named on the cover page of this Agreement shall, in such capacities, have any powers, duties or responsibilities under this Agreement or any other Credit Document (except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder or under the other Credit Documents.
ARTICLE IX

Collection Allocation Mechanism

On the CAM Exchange Date, (a) the Commitments shall automatically and without further act be terminated as provided in Article VII and (b) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interests of each Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 11.04 and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph), but giving effect to assignments after the CAM Exchange Date, it being understood that nothing in this paragraph shall be construed to prohibit the assignment of a proportionate part of all an assigning Lender’s rights and obligations in respect of a single Class of Commitments or Loans.

In the event that, after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of the making of an LC Disbursement by an Issuing Bank that is not reimbursed by the applicable Borrower, then (a) each Tranche A Lender shall, in accordance with Section 2.04(d), promptly purchase from the applicable Issuing Bank a participation in such LC Disbursement in the amount of such Lender’s Tranche A Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (b) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the applicable Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Designated Obligations and (c) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding immediately prior to the CAM Exchange. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive absent manifest error.

ARTICLE X

Guarantee

In order to induce the Lenders and the Issuing Banks to extend credit to the Borrowing Subsidiaries hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of the Borrowing Subsidiaries. The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary of any of the Obligations, and also waives notice of acceptance of its guarantee hereunder and notice of protest for nonpayment. The Company further waives any rights it may have at law, including the droit de discussion or any other right it may otherwise have had of requiring the Lenders, the Issuing Banks and the Administrative Agent to pursue the Borrowing Subsidiaries or any other Person prior to enforcing its guarantee hereunder or before any action is taken hereunder against it, or any other right whether known as the droit de division or otherwise whereby the liability of the Company might otherwise have been reduced in any matter whatsoever or apportioned with any other guarantor or any other Person. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Borrowing Subsidiary under the provisions of this Agreement, any other Credit Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Credit Document or agreement, (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, (e) any decree or order, or any law or regulation of any jurisdiction or event affecting any term of an Obligation or (f) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation or any other circumstance that might constitute a defense of the Company or any Borrowing Subsidiary.

The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Borrowing Subsidiary or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full of all the Obligations), and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise (other than for the indefeasible payment in full of all the Obligations).

The Company further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Issuing Bank or any Lender upon the bankruptcy or reorganization of any Borrowing Subsidiary or otherwise.

In furtherance of the foregoing and not in limitation of any other right the Administrative Agent, any Issuing Bank or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent, Issuing Bank or Lender in cash an amount equal to the unpaid principal amount of such Obligation then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent, each Issuing Bank and each Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrowing Subsidiary to the Administrative Agent, the Issuing Banks and the Lenders.

ARTICLE XI

Miscellaneous
SECTION 11.01.
Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail ~~or sent by fax (other than any notice or other communication to any Borrower)~~ or email, as follows:
(i)
if to the Company, to it in care of Amdocs Limited, PO Box 263, Hirzel House, Smith Street, St. Peter Port, Island of Guernsey, GY1 2NG, Attention of Tamar Rapaport-Dagim, Marina Eleni Smila and Matthew E. Smith (Emails: tamar.rapaport-dagim@amdocs.com, elenis@amdocs.com and matt.smith@amdocs.com), with a copy to Amdocs, Inc., 1390 Timberlake Manor Parkway, Chesterfield, Missouri 63017, Attention of Tamar Rapaport-Dagim, Marina Eleni Smila and Matthew E. Smith (Emails: tamar.rapaport-dagim@amdocs.com, elenis@amdocs.com and matt.smith@amdocs.com);
(ii)
if to any Borrowing Subsidiary, to it in care of the Company as provided in clause (i) above;
(iii)
if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group (~~Fax No. (844) 856-3841,~~ Email: rocio.alvarez@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 8181 Communications Parkway, Bldg B, TXW-3620, Plano, TX 75024, Attention of ~~John Kowalczuk~~Ryan Zimmerman (Email: ~~john.kowalczuk@jpmorgan~~ryan.zimmerman@jpmchase.com); provided that all compliance certificates sent to the Administrative Agent shall also be sent to the Covenant Compliance Team at covenant.compliance@jpmchase.com;
(iv)
if to JPMorgan Chase Bank, N.A. as Issuing Bank, to JPMorgan Chase Bank, N.A., 10420 Highland Manor Dr. 4th Floor, Tampa, FL 33610, Attention: Standby LC Unit (~~Fax No. (856) 294-5267,~~ Email: GTS.Client.Services@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713, Attention: Loan & Agency Services Group (~~Fax No. (844) 856-3841,~~ Email: rocio.alvarez@jpmchase.com) and a copy to JPMorgan Chase Bank, N.A., 8181 Communications Parkway, Bldg B, TXW-3620, Plano, TX 75024, Attention of ~~John Kowalczuk~~Ryan Zimmerman (Email: ~~john.kowalczuk@jpmorgan~~ryan.zimmerman@jpmchase.com);
(v)
if to any other Issuing Bank or Lender, to it at its address (~~or fax number~~ or email) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received~~; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient)~~. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to a Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(b)
Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished, in addition to email, by using the Platform pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. Any notices or other communications to the Administrative Agent or the Borrowers may, in addition to email, be delivered or furnished by other electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited to particular notices or communications or rescinded by any such Person by notice to each other such Person.
(c)
Any party hereto may change its address~~, fax number~~ or email for notices and other communications hereunder by notice to the other parties hereto.
SECTION 11.02.
Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)
Except as provided in paragraph (c) of this Section, none of this Agreement, any other Credit Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower or the Borrowers that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any principal, interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change the currencies in which such Lender is required to lend, without the written consent of each Lender affected thereby, (v) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Credit Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vii) release the Company from its Guarantee under Article X or limit the liability of the Company in respect of such Guarantee, without the written consent of each Lender or (viii) change any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments or prepayments due to Lenders of any Class differently than those of any other Class, without the written consent of Lenders representing a Majority in Interest of Lenders of the adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of one Tranche (but not of all Tranches) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Lenders under the applicable Tranche.
(c)
Notwithstanding anything to the contrary in paragraph (b) of this Section:
(i)
any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks) if (A) by the terms of such agreement the Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made and all other amounts owing to it or accrued for its account under this Agreement;

(ii)
any provision of this Agreement or any other Credit Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;
(iii)
no consent with respect to any amendment, waiver or other modification of this Agreement or any other Credit Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) set forth in paragraph (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification; and
(iv)
this Agreement may be amended as provided in Sections 2.08(d), 2.08(e), 2.13(b) and 2.21; and
(v)
this Agreement and the other Credit Documents may be amended in the manner provided in Section 2.05(j) or 2.05(k) or the definition of the term “LC Commitment”, and the Issuing Bank Agreement of any Issuing Bank may be amended as agreed by the Company, the Administrative Agent and such Issuing Bank.
(d)
The Administrative Agent may, but shall have no obligation to, with the consent of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 11.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 11.03.
Expenses; Indemnity; Limitation of Liability. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Arrangers and their Affiliates, in connection with the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, such Arranger, such Issuing Bank or such Lender, in connection with the enforcement or protection of its rights in connection with the Credit Documents, including its rights under this Section, or in connection with the Loans made or the Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)
The Company and the other Borrowers shall indemnify the Administrative Agent, each Arranger, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, (ii) the preparation, execution or delivery of any Credit Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Credit Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any action taken in connection with this Agreement, including the payment of principal, interest and fees, (iv) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (v) any Environmental Liability related in any way to the Company or any of the Subsidiaries or (vi) any actual or prospective Proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether initiated by any Indemnitee, any Borrower or any Subsidiary or other Affiliate thereof or a third party or whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) the breach by such Indemnitee of its agreements under the Credit Documents (other than unintentional breaches that are immaterial or that are corrected promptly after they come to the attention of such Indemnitee) or (ii) arise out of any dispute solely among the Indemnitees (not arising as a result of any act or omission by the Company or any Subsidiary or other Affiliate of the Company) other than any Proceeding brought by or against any such Indemnitee in its capacity as, or in fulfilling its role as, the Administrative Agent, an Arranger or in any other agent or other titled capacity. The Company and the other Borrowers shall not be liable for any settlement of any Proceeding effected without the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned (it being understood that the withholding of consent due to non-satisfaction of either of the conditions described in clauses (i) and (ii) of the following sentence (with “the Borrowers” being substituted for “Indemnitee” in each such clause) shall be deemed reasonable)), but if any Proceeding is settled with the written consent of the Company, or if there is a final judgment against any Indemnitee in any such Proceeding, the Company and the other Borrowers agree to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrowers shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement or consent to the entry of any judgment of any pending or threatened Proceeding in respect of which indemnity has been or could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee, in form an substance reasonably satisfactory to such Indemnitee, from all Liability that is the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability of the relevant Indemnitee or any injunctive relief or other non-monetary remedy. Notwithstanding the foregoing, the indemnification obligations of each Borrowing Subsidiary (but not of the Company) under this paragraph (b) will be limited to Liabilities and related expenses directly related to such Borrowing

Subsidiary (including the execution, delivery and performance of this Agreement by such Borrowing Subsidiary, the Loans made to and Letters of Credit issued for the account of such Borrowing Subsidiary, the use by such Borrowing Subsidiary of the proceeds of such Loans and such Letters of Credit and the other Transactions insofar as they relate to such Borrowing Subsidiary).
(c)
To the extent that the Company or any other Borrower fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing (without limiting their obligation to do so) under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the aggregate Revolving Credit Exposures and unused Commitments at the time.
(d)
To the extent permitted by applicable law, (i) the Borrowers shall not assert, and each of the Borrowers hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Platform), except to the extent of direct or actual damages that have resulted from the gross negligence or willful misconduct of such Lender-Related Person (as determined by a court of competent jurisdiction by final and non-appealable judgment), and (ii) no party hereto shall assert, and each party hereto hereby waives, any Liabilities against any other party hereto or any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 11.03(d) shall relieve any Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 11.03(b), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
(e)
All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 11.04.
Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and Issuing Bank (and any attempted assignment or transfer by any Borrower without such consent shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Arrangers, the Syndicate Agent, the Documentation Agents, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any sub-agent thereof, the Syndication Agent, the Documentation Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment under any Tranche and the Loans and other amounts at the time owing to it under such Tranche) with the prior written consent (such consent not to be unreasonably withheld or delayed, it being understood that it is not unreasonable to withhold the consent if such assignment would result in a breach of the Swiss Ten Non-Bank Rule) of:
(A)
the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund (provided that such Affiliate of a Lender or an Approved Fund is a Swiss Qualifying Bank and except to the extent such assignment to an Affiliate or Approved Fund will result in an increase in the payments required to be made by any Borrower under Section 2.12(j), 2.14, 2.16 or 2.20) or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;
(B)
the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)
each Issuing Bank, in the case of an assignment under the Tranche A; provided that no consent of any Issuing Bank shall be required for an assignment to a Lender or an Affiliate of a Lender.
(ii)
Assignments shall be subject to the following additional conditions:
(A)
except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of any Commitment under any Tranche of the assigning Lender, the amount of each Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(B)
each partial assignment of a Commitment and extensions of credit under a Tranche shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under such Tranche;
(C)
the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform), together with a processing and recordation fee of $3,500;
(D)
the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers and their Related Parties or their securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, State and foreign securities laws;
(E)
the assignee shall be able to receive payments of interest from the Borrowers under the Tranche or Tranches in which it will participate pursuant to such assignment free of withholding taxes referred to in clause (b), (c) or (e), as applicable, of the definition of “Excluded Taxes” (other than any such withholding taxes resulting from a Change in Law after the Effective Date or any withholding taxes imposed by any taxation authority in Switzerland or any political subdivision thereof that is payable as a result of the unavailability as to such assignee of an exemption for amounts paid to banks) and shall have delivered any and all tax certificates required to be delivered by it under Section 2.16(e); and
(F)
the assignee shall be capable of lending in the applicable currencies and to the applicable Borrowers under the Tranche or Tranches in which it will participate pursuant to such assignment.
(c)
Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.20 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.
(d)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, and, as to entries pertaining to it, any Issuing Bank or Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)
Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Following the effectiveness of any assignment, the Administrative Agent shall, if so requested, cause promissory notes reflecting such assignment to be issued to the assignee and, if applicable, to the assignor, upon cancellation of any existing promissory notes originally issued to the assignor. Each assignee, by its execution and delivery of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform), shall be deemed to have represented to the assigning Lender and Administrative Agent that such assignee is an Eligible Assignee.
(f)
Any Lender may, without the consent of the Company, the Administrative Agent, the Issuing Banks or any other Lender, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and its Loans and other extensions of credit hereunder); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Credit Documents and to approve any amendment, modification or waiver of any provision of the Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.02(b) that affects such Participant. Subject to the other provisions of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(g)
A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.16 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.
(h)
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations hereunder or under any other Credit Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations hereunder or under any other Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall not have any responsibility for maintaining a Participant Register.
(i)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(j)
Notwithstanding anything to the contrary contained herein, but subject to satisfaction of the conditions set forth in Section 11.04(b)(ii)(E) and 11.04(k), any Lender (a “Granting Bank”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Bank, identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to any Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof, (iii) all amounts payable by any Borrower to any SPC hereunder in respect of any Loan and the applicability of the cost protection provisions contained in Section 2.14, 2.15, 2.16 and 2.20 shall be determined as if the Granting Bank had made such Loan and (iv) any notices given by the Administrative Agent, the Borrowers and the other Lenders with respect to any Loan provided by an SPC may be given to the Granting Bank and the Granting Bank shall have the authority to act on behalf of the SPC with respect to such Loans and/or notices. The making of Loans and other extensions of credit by an SPC hereunder shall be deemed to utilize the Commitments of the

Granting Bank to the same extent, and as if, such Loans and other extensions of credit were made by the Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Bank makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may assign all or a portion of its interests in any Loans and other extensions of credit to its Granting Bank or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans and other extensions of credit made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and other extensions of credit.
(k)
Notwithstanding anything to the contrary contained in this Section, but subject to paragraph (l) of this Section, with respect to any Swiss Borrowing Subsidiary, each Tranche A Lender and each Tranche B Lender agrees that it will not (within the meaning of paragraphs (a), (b) and (f) of this Section) (i) make any assignment of, (ii) sell a participation or sub-participation in or (iii) substantially transfer its rights and obligations under a Tranche A Commitment, a Tranche B Commitment, a Tranche A Loan, a Tranche B Loan to, or a participation in an LC Disbursement for the account of, any Swiss Borrowing Subsidiary, in each case to a Person that (x) has not represented in writing that it is a Swiss Qualifying Bank and (y) agreed in writing that it will not make further assignments or sales of participations and sub-participations in any of such interests and will not enter into any other arrangements under which it substantially transfers its rights and obligations under this Agreement in respect of any such interests, other than to or with Persons that themselves represent in writing that they are Swiss Qualifying Banks and agree to observe identical restrictions, except, in each case set forth above, with the prior written consent of the Company and each Swiss Borrowing Subsidiary (such consent not to be unreasonably withheld, but it being understood that such consent will be deemed reasonably withheld if such assignment would result in a breach of the Swiss Withholding Tax Rules); provided that, notwithstanding the forgoing, nothing in this paragraph shall restrict any Lender holding a Tranche A Commitment, a Tranche B Commitment, a Tranche A Loan, a Tranche B Loan to, or a participation in an LC Disbursement for the account of, any Swiss Borrowing Subsidiary, from entering into a participation or sub-participation agreement or any other arrangement with any Person that is a Swiss Non-Qualifying Bank, provided that (A) under such agreement throughout the life of such arrangement (1) the relationship between such Tranche A Lender or Tranche B Lender and that other Person is that of debtor and creditor (including in the bankruptcy or similar event of such Lender), (2) the other Person will have no proprietary interest in any such Tranche A Loan, Tranche B Loan to, or LC Disbursement for the account of, any Swiss Borrowing Subsidiary or in any monies received by such Tranche A Lender or Tranche B Lender in relation to any such Tranche A Loan, Tranche B Loan to, or LC Disbursement for the account of, any Swiss Borrowing Subsidiary held by such Tranche A Lender or Tranche B Lender, and (3) the other Person will under no circumstances (other than by way of permitted transfer under paragraph (b)(ii)(C) of this Section) be subrogated to, or substituted in respect of, such Tranche A Lender or Tranche B Lender’s claims under any such Tranche A Loan or Tranche B Loan to, or LC Disbursement for the account of, any Swiss Borrowing Subsidiary or otherwise have any contractual relationship with, or rights against, the Swiss Borrowing Subsidiary under or in relation to, any such Tranche A Loan or Tranche B Loan to, or LC Disbursement for the account of, any Swiss Borrowing Subsidiary and (B) any such participation, sub-participation, or arrangement would not result in a relevant participation and/or sub-participation for the purposes of the Swiss Withholding Tax Rules.
(l)
Notwithstanding paragraph (k) of this Section, following an Event of Default which is continuing, the restrictions set forth in such paragraph shall cease to apply and any assignments, sales of participations or sub-participations or other transfers that would otherwise be restricted by such paragraph will not be subject to any of the restrictions or conditions set forth in such paragraph and will not require any consent of the Company or any other Borrower.
SECTION 11.05.
Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Credit Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement (other than contingent obligations not then due) is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated in full. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Credit Document, in the event that, in connection with the refinancing or termination and repayment in full of the credit facilities established hereby, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Tranche A Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Credit Documents (including for purposes of determining whether the Borrowers are required to comply with Articles V and VI hereof, but excluding Sections 2.14, 2.15, 2.16, 2.20 and 11.03 and any expense reimbursement or indemnity provisions set forth in any other Credit Document), and the Tranche A Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.04(d) or 2.04(e). The provisions of Sections 2.14, 2.15, 2.16, 2.20 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 11.06.
Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent and the Arrangers constitute the entire contract among the parties relating to the credit facilities established hereby and supersede any and all previous agreements and understandings, oral or written, relating to such credit facilities, including the commitments of the Lenders and, if applicable, their Affiliates under any commitment letter and any commitment advices submitted by them (but do not supersede any provisions of any commitment letter that by the terms of such document survive the termination thereof or the execution and delivery of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)
Delivery of an executed counterpart of a signature page of this Agreement, any other Credit Document or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document or the transactions contemplated hereby or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Credit Document or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without their prior written consent and pursuant to procedures approved by them; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks, the Company and the other Borrowers, Electronic Signatures transmitted by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page or any electronic images of this

Agreement, any other Credit Document or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Credit Document and any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s or Issuing Bank’s reliance on or use of Electronic Signatures or transmissions by ~~fax,~~ emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company or any other Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 11.07.
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 11.08.
Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or any other Credit Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 11.09.
Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)
Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County, and, in each case, any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to any Credit Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that, except as set forth in the final sentence of this paragraph, all claims arising out of or relating to this Agreement or any other Credit Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such Federal court or, if such Federal court lacks subject matter jurisdiction, in such New York State court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Credit Document against any Borrower or its properties in the courts of any jurisdiction.
(c)
Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)
Each Borrower has appointed CT Corporation System, 28 Liberty Street, New York, New York, 10005, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document which may be instituted in any court referred to in clause (b) of this Section by the Administrative Agent, any Issuing Bank or any Lender or their Affiliates, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each Borrower represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the applicable Borrower shall be deemed, in every respect, effective service of process upon such Borrower.
(e)
Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(f)
In the event that any Borrower or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Credit Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Borrower hereby irrevocably agrees, to the extent permitted by law, not to claim and hereby irrevocably and unconditionally waives such immunity.
SECTION 11.10.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,

ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 11.11.
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 11.12.
Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information, and will not use such confidential Information for any purpose or in any manner except in connection with this Agreement, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any Governmental Authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being agreed that, except in the case of a request by a bank supervisory or regulatory authority, the Administrative Agent, such Issuing Bank or such Lender will to the extent reasonably practicable and permitted by law provide the Company with prior notice of such disclosure and an opportunity to request confidential treatment from such authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (it being agreed that the Administrative Agent, such Issuing Bank or such Lender will to the extent reasonably practicable and permitted by law provide the Company with prior notice of such disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement or other derivative transaction relating to the Company or any Subsidiary and their respective obligations or (iii) any credit insurance provider (or its Related Parties) to such Person, (g) with the written consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Company or any Subsidiary or (ii) becomes available to the Administrative Agent, such Issuing Bank or such Lender on a nonconfidential basis from a source other than any Borrower, (i) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Borrowers received by it from the Administrative Agent or any Lender, or (j) on a confidential basis to the CUSIP Service Bureau or any similar agency to the extent required by such agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans. For the purposes of this Section, “Information” means all confidential information received from the Company or any Subsidiary relating to the Company, the Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement, but excluding any Information, to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 11.13.
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any extension of credit hereunder, together with all fees, charges and other amounts which are treated as interest on such extension of credit under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender that made such extension of credit in accordance with applicable law, the rate of interest payable in respect of such extension of credit hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such extension of credit but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other extensions of credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
SECTION 11.14.
Certain Notice. Each Lender and each Issuing Bank hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or Issuing Bank, as the case may be, to identify the Borrowers in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
SECTION 11.15.
Non-Public Information. (a) Each Lender acknowledges that all information furnished to it pursuant to this Agreement by the Borrowers or on their behalf and relating to the Company, the Subsidiaries or their businesses may include material non-public information concerning the Company and the Subsidiaries or their securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with such procedures and applicable law, including Federal, state and foreign securities laws.

(b)
All such information, including requests for waivers and amendments, furnished by the Borrowers or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Company and the Subsidiaries and their securities. Accordingly, each Lender represents to the Borrowers and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
SECTION 11.16.
No Fiduciary Duty. Each Borrower acknowledges that the Administrative Agent, the Arrangers, the Issuing Banks, the Lenders and their respective Affiliates may have economic interests that conflict with those of the Borrowers, their stockholders and/or their Affiliates. Each Borrower agrees that in connection with all aspects of the Transactions and any communications in connection therewith, the Borrowers, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Issuing Banks, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Arrangers, the Issuing Banks, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with the Transactions or any such communications. To the fullest extent permitted by law, each Borrower, on behalf of itself and its subsidiaries, hereby agrees not to assert any claims against any of the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of the Transactions or any communications in connection therewith.
SECTION 11.17.
Senior Indebtedness. In the event that any Borrower shall at any time issue or have outstanding any Subordinated Indebtedness, such Borrower shall take all such actions as shall be necessary under the terms of such Subordinated Indebtedness to cause the Obligations of such Borrower to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations of each Borrower are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which Subordinated Indebtedness of such Borrower is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders or the Administrative Agent may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
SECTION 11.18.
Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)
The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 11.19.
Waiver. Each Lender party hereto that is also a party to the Existing Credit Agreement hereby waives the notice requirements of Section 2.08(c) and Section 2.10(d) of the Existing Credit Agreement.
SECTION 11.20.
Amendment and Restatement. (a) Subject to Section 4.01, this Agreement amends and restates in its entirety the Existing Credit Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Credit Agreement are hereby amended, restated, replaced and superseded, in their entirety, on the terms and provisions set forth herein; provided that all indemnification obligations of the Borrowers pursuant to the Existing Credit Agreement shall survive the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement. In furtherance of the foregoing, (i) each party hereto acknowledges and agrees that, on and as of the Effective Date, Schedule 2.01 sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 shall have, or shall be deemed to have, a Commitment on the Effective Date, it being understood and agreed that each such Person, if a Lender under the Existing Credit Agreement, shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.20 and 11.03 of the Existing Credit Agreement) and (ii) each Tranche A Lender acknowledges and agrees that, on the Effective Date and without any further action on the part of any Issuing Bank or any Tranche A Lender, each Issuing Bank shall have granted to such Tranche A Lender, and such Tranche A Lender shall have acquired from such Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank and outstanding on the Effective Date equal to such Lender’s Tranche A Tranche Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit.
(b)
On and after the Effective Date, each reference to “the Credit Agreement” or words of similar import in any other Credit Document shall be deemed to be a reference to this Agreement.

SECTION 11.21.
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may, to the extent such liability is unsecured, be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature Pages Intentionally Omitted]

EXHIBIT C

Exhibit C

(Attached hereto)

EXHIBIT D

Exhibit D

(Attached hereto)